                                                                     Exhibit 2.1


                                MERGER AGREEMENT

                                  by and among

                              XANDO, INCORPORATED,

                               XANDO MERGER CORP.

                                       and

                             COSI SANDWICH BAR, INC.

                           Dated as of October 4, 1999

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                  ARTICLE I

                                  THE MERGER

Section 1.1   The Merger ..............................................      1
Section 1.2   The Closing; Effective Time .............................      2
Section 1.3   Subsequent Actions ......................................      2
Section 1.4   Surviving Corporation; Certificate of Incorporation;
               By-laws; Officers and Directors ........................      2


                                  ARTICLE II

                                CAPITAL STOCK

Section 2.1   Treatment of Capital Stock ..............................      3
Section 2.2   Conversion of Cosi Common Stock .........................      3
Section 2.3   [Intentionally Omitted] .................................      3
Section 2.4   Conversion of Sub Common Stock ..........................      3
Section 2.5   Exchange Procedures .....................................      3
Section 2.6   Transfer Books ..........................................      4
Section 2.7   [Intentionally Omitted]. ................................      5
Section 2.8   Cosi Stock Options and Other Stock Plans ................      5
Section 2.9   Appraisal Rights ........................................      5


                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COSI

Section 3.1   Organization and Qualification ..........................      6
Section 3.2   Certificate of Incorporation and By-laws ................      6
Section 3.3   Capitalization ..........................................      6
Section 3.4   Authorization; Validity .................................      7
Section 3.5   No Conflict; Required Filings and Consents ..............      7
Section 3.6   Financial Statements ....................................      8
Section 3.7   Absence of Certain Changes ..............................      8
Section 3.8   Litigation; Liabilities .................................      9
Section 3.9   Compliance with Law .....................................      9
Section 3.10  Properties. .............................................     10
Section 3.11  Material Contracts ......................................     11
Section 3.12  Accounts Receivable .....................................     13

Section 3.13  Employee Matters; ERISA .................................     13
Section 3.14  Environmental Matters ...................................     15
Section 3.15  Board Action; Required Vote .............................     16
Section 3.16  Brokers; Expenses .......................................     17
Section 3.17  Taxes ...................................................     17
Section 3.18  Intellectual Property ...................................     18
Section 3.19  Insurance ...............................................     19
Section 3.20  Accounting and Other Tax Matters ........................     20
Section 3.21  Potential Conflicts of Interest .........................     20
Section 3.22  No Other Agreements to Sell .............................     20
Section 3.23  Customers ...............................................     20
Section 3.24  Products and Inventories ................................     20
Section 3.25  Officers, Directors and Key Employees ...................     21
Section 3.26  Year 2000 ...............................................     21
Section 3.27  Cosi Shareholders .......................................     22


                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF XANDO AND SUB

Section 4.1   Organization and Qualification ..........................     22
Section 4.2   Certificate of Incorporation and By-laws ................     22
Section 4.3   Capitalization ..........................................     22
Section 4.4   Authorization; Validity .................................     23
Section 4.5   No Conflict; Required Filings and Consents ..............     24
Section 4.6   Financial Statements ....................................     24
Section 4.7   Absence of Certain Changes ..............................     25
Section 4.8   Litigation; Liabilities .................................     25
Section 4.9   Compliance with Law .....................................     26
Section 4.10  Properties. .............................................     26
Section 4.11  Material Contracts ......................................     28
Section 4.12  Accounts Receivable .....................................     29
Section 4.13  Employee Matters; ERISA .................................     29
Section 4.14  Environmental Matters ...................................     32
Section 4.15  Board Action; Required Vote .............................     32
Section 4.16  Brokers; Expenses .......................................     33
Section 4.17  Taxes ...................................................     33
Section 4.18  Intellectual Property ...................................     33
Section 4.19  Insurance ...............................................     34
Section 4.20  Accounting and Other Tax Matters ........................     35
Section 4.21  Potential Conflicts of Interest .........................     35
Section 4.22  No Other Agreements to Sell .............................     36
Section 4.23  Customers ...............................................     36
Section 4.24  Products and Inventories ................................     36
Section 4.25  Officers, Directors and Key Employees ...................     36
Section 4.26  Year 2000 ...............................................     37

Section 4.27  Prior Operations of Sub .................................     37
Section 4.28  Xando Shareholders ......................................     37


                                  ARTICLE V

                          CONDUCT PENDING THE MERGER

Section 5.1   Interim Operations of Cosi ..............................     37
Section 5.2   Interim Operations of Xando .............................     40
Section 5.3   No Solicitation .........................................     43


                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

Section 6.1   Publicity ...............................................     44
Section 6.2   Further Actions .........................................     44
Section 6.3   Expenses ................................................     45
Section 6.4   Notification of Certain Matters .........................     45
Section 6.5   Review of Information ...................................     45
Section 6.6   Indemnification; Directors' and Officers' Insurance .....     45
Section 6.7   Amendment of Xando By-Laws ..............................     46
Section 6.8   Pooling-of-Interests ....................................     46
Section 6.9   Tax-Free Reorganization .................................     46
Section 6.10  [Intentionally Omitted] .................................     46
Section 6.11  Benefit Plans ...........................................     46
Section 6.12  Service Credit ..........................................     46
Section 6.13  Compensation Contracts ..................................     46
Section 6.14  Confidentiality Agreement ...............................     47
Section 6.15  Cosi Executive Agreements ...............................     47


                                 ARTICLE VII

                           CONDITIONS TO THE MERGER

Section 7.1   Conditions to the Obligations of the Parties to
               Consummate the Merger ..................................     49
Section 7.2   Additional Conditions to the Obligations of Xando and Sub     50
Section 7.3   Additional Conditions to the Obligations of Cosi ........     51


                                 ARTICLE VIII

                          TERMINATION AND AMENDMENT

Section 8.1   Termination .............................................     52
Section 8.2   Effect of Termination and Abandonment ...................     52
Section 8.3   Amendment ...............................................     53

                                  ARTICLE IX

                              GENERAL PROVISIONS

Section 9.1   Non-Survival of Representations, Warranties and Agreements    53
Section 9.2   Notices .................................................     53
Section 9.3   Certain Definitions; Interpretation .....................     54
Section 9.4   Headings ................................................     55
Section 9.5   Severability ............................................     55
Section 9.6   Entire Agreement; No Third-Party Beneficiaries ..........     55
Section 9.7   Assignment ..............................................     55
Section 9.8   Governing Law ...........................................     55
Section 9.9   Counterparts ............................................     56




                                   EXHIBITS

Exhibit A       Certificate of Incorporation of Surviving Corporation
Exhibit B       By-Laws of Surviving Corporation
Exhibit C       List of Officers and Directors of Surviving Corporation
Exhibit D       Form of Indemnification and Escrow Agreement
Exhibit E       Amendments to Xando Certificate of Incorporation
Exhibit F       Amendments to Xando By-Laws
Exhibit G       Form of Investor Representation Letter

                            INDEX OF DEFINED TERMS

            Unless otherwise indicated, each of the terms listed below as used herein shall have the meaning ascribed to such term on the page hereof as identified opposite such term below.

DEFINED TERM                                                            Page No.
--------------------------------------------------------------------------------
A
Acquisition Proposal ..............................................        44
Acquisition Transaction ...........................................        44
affiliate .........................................................        54
Agreement .........................................................         1
C
Certificate .......................................................         3
Closing ...........................................................         2
Closing Date ......................................................         2
Code ..............................................................         1
Compensation Contracts ............................................        47
Confidential Information ..........................................        47
Confidentiality Agreement .........................................        47
Contracts .........................................................        11
control ...........................................................        54
Cosi ..............................................................     1, 18
Cosi Accounts Receivable ..........................................        13
Cosi Benefit Plan .................................................         7
Cosi Common Stock .................................................         1
Cosi Disclosure Letter ............................................         6
Cosi Equity Rights ................................................         6
Cosi Executives ...................................................        47
Cosi Financial Statements .........................................         8
Cosi Improvements .................................................        10
Cosi IP Rights ....................................................        18
Cosi Leased Real Property .........................................        10
Cosi Material Adverse Effect ......................................        54
Cosi Options ......................................................         5
Cosi Overlease ....................................................        10
Cosi Permitted Encumbrances .......................................        10
Cosi Real Property Leases .........................................        10
Cosi Shares .......................................................         1
Current Premium ...................................................        45
D
D&O Insurance .....................................................        45
DGCL ..............................................................         1
Dissenting Shares .................................................         5
E
Effective Time ....................................................         2
Environmental Claim ...............................................    15, 16
Environmental Laws ................................................        16
ERISA .............................................................        54
Escrow Agent ......................................................         4
Exchange Ratio ....................................................         3
EY ................................................................        49
G
GAAP ..............................................................         1
Governmental Entity ...............................................         8
H
Hazardous Materials ...............................................        16
I
Indemnification and Escrow Agreement ..............................         4
Indemnified Parties ...............................................        45
IRS ...............................................................        13
K
knowledge .........................................................        54
M
Merger ............................................................         1
N
New Certificate of Incorporation ..................................         2
Noncompete Period .................................................        48
P
Parties ...........................................................         1
Party .............................................................         1
PCBs ..............................................................        16
Person ............................................................        54
R
Representative ....................................................        43
S
SEC ...............................................................         1
Stock Disclosure Date .............................................         6
Sub ...............................................................         1
Sub Common Stock ..................................................         3
Subsidiary ........................................................        54
Surviving Corporation .............................................         2
T
Tax ...............................................................        17
Tax Return ........................................................        17

Taxable ...........................................................        17
Taxes .............................................................        17
Termination Date ..................................................        52
W
Work Product ......................................................        47
X
Xando .............................................................         1
Xando Accounts Receivable .........................................        29
Xando Amendment Resolution ........................................        32
Xando Amendments ..................................................        32
Xando Benefit Plan ................................................        46
Xando Common Stock ................................................         1
Xando Disclosure Letter ...........................................        22
Xando Equity Rights ...............................................        23
Xando Financial Statements ........................................        25
Xando Improvements ................................................        26
Xando IP Rights ...................................................        34
Xando Leased Real Property ........................................        26
Xando Material Adverse Effect .....................................        54
Xando Merger Resolutions ..........................................        32
Xando Overlease ...................................................        26
Xando Permitted Encumbrances ......................................        27
Xando Real Property Leases ........................................        26
Xando Series A Preferred Stock ....................................        22
Xando Series B Preferred Stock ....................................        22
Xando Series C Preferred Stock ....................................        22
Xando Shares ......................................................         1
Y
Year 2000 Problem .................................................        21

                                MERGER AGREEMENT

            MERGER AGREEMENT, dated as of October 4, 1999 (this "Agreement"), by and among Xando, Incorporated, a Delaware corporation ("Xando"), Xando Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Xando ("Sub"), and Cosi Sandwich Bar Inc., a Delaware corporation ("Cosi"). Each of Xando, Sub and Cosi is sometimes referred to herein as a "Party," and together they are sometimes referred to herein as the "Parties."

                             W I T N E S S E T H:


            WHEREAS, the respective Boards of Directors of Xando, Sub and Cosi have adopted resolutions approving this Agreement and declaring its advisability;


            WHEREAS, pursuant to this Agreement, Sub will merge with and into Cosi on the terms and subject to the conditions set forth herein (the "Merger") and, in connection therewith, each issued and outstanding share of common stock, par value $.01 per share, of Cosi ("Cosi Common Stock" or "Cosi Shares"), other than Dissenting Shares, will be converted into shares of common stock, par value $0.01 per share, of Xando ("Xando Common Stock" or "Xando Shares"), in accordance with the provisions of Article II of this Agreement;


            WHEREAS, it is intended that, for accounting purposes, the Merger will be accounted for as a pooling-of-interests under United States generally accepted accounting principles ("GAAP") and applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC");


            WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"); and


            WHEREAS, Xando, Sub and Cosi desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.


            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:


                                  ARTICLE I

                                  THE MERGER

            Section 1.1 The Merger. At the Effective Time, subject to the terms and on the conditions of this Agreement and in accordance with applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), Sub shall be merged with and into Cosi and the separate corporate existence of Sub shall cease. Cosi shall continue as the surviving corporation (the "Surviving Corporation") in the Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Xando and continue to exist as a corporation organized under the DGCL. The Merger shall have the effects specified in Sections 259, 260 and 261 of the DGCL.

            Section 1.2 The Closing; Effective Time. (a) The closing of the Merger (the "Closing") shall take place (i) at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, at 12:00 p.m. local time, on October 7, 1999, subject to satisfaction or waiver of the conditions set forth in Article VII or (ii) at such other place, time and/or date as Xando and Cosi shall mutually agree in writing (the "Closing Date").

            (b) On the Closing Date, the Surviving Corporation shall file a certificate of merger in respect of the Merger in accordance with Sections 103 and 251 of the DGCL. The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of Delaware, or at such later date specified in the certificate of merger (as mutually agreed by Xando and Cosi) not more than 90 days subsequent to the filing of the certificate of merger with the Secretary of State of Delaware (the "Effective Time").

            Section 1.3 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Cosi, Sub or the Surviving Corporation, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

            Section 1.4 Surviving Corporation; Certificate of Incorporation; By-laws; Officers and Directors. Unless otherwise agreed by Xando and Cosi prior to the Closing, at the Effective Time:

            (a) the certificate of incorporation of Sub as in effect immediately prior to the Effective Time (a true and correct copy of which is attached hereto as Exhibit A) shall be, at and after the Effective Time, the certificate of incorporation of the Surviving Corporation (the "New Certificate of Incorporation") until further altered, amended or repealed in accordance with the New Certificate of Incorporation or applicable law;

            (b) the by-laws of Sub as in effect immediately prior to the Effective Time (a true and correct copy of which is attached hereto as Exhibit
B) shall be, at and after the Effective Time, the by-laws of the Surviving Corporation until further altered, amended or repealed in accordance with the New Certificate of Incorporation, such by-laws or applicable law; and

            (c) the officers and directors of the Surviving Corporation from and after the Effective Time shall be the Persons set forth in Exhibit C attached hereto, until their successors are elected or appointed and qualified or until their earlier resignation or removal.


                                  ARTICLE II

                                CAPITAL STOCK

            Section 2.1 Treatment of Capital Stock. The manner and basis of converting shares of Cosi Common Stock and shares of common stock, par value $0.01 per share, of Sub ("Sub Common Stock"), by virtue of the Merger and without any action on the part of Cosi, Sub, Xando or any holder thereof, shall be as set forth in this Article II.

            Section 2.2 Conversion of Cosi Common Stock. (a) At the Effective Time, each share of Cosi Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares), and all rights in respect thereof, shall forthwith cease to exist and shall be converted into the right to receive, subject to the provisions of Section 2.5(b), 11.237 (the "Exchange Ratio") shares of validly issued, fully paid and nonassessable shares of Xando Common Stock.

            (b) Except as otherwise provided herein, commencing immediately after the Effective Time, each certificate (a "Certificate") which, immediately prior to the Effective Time, represents issued and outstanding shares of Cosi Common Stock (other than Dissenting Shares) shall evidence the right to receive shares (whole and/or fractional) of Xando Common Stock on the basis set forth in paragraph (a) above and dividends or distributions, if any, pursuant to Section 2.5(a) hereof.

            Section 2.3 [Intentionally Omitted]

            Section 2.4 Conversion of Sub Common Stock. At the Effective Time, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith cease to exist and shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            Section 2.5 Exchange Procedures. (a) As soon as reasonably practicable after the Effective Time, Xando shall mail to each record holder of a Certificate, as of immediately prior to the Effective Time, (i) a letter of transmittal (which (x) shall specify that delivery of such Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery thereof to Xando and (y) shall be in such form and have such other provisions as Xando shall reasonably specify) and (ii) instructions for effecting the surrender of such Certificate for a certificate representing shares of Xando Common Stock as provided in this Article II. Commencing immediately after the Effective Time, upon the surrender to Xando of one or more Certificates, together with a duly executed and completed letter of transmittal and all other documents and materials required by Xando to be delivered in connection therewith, the holder thereof shall be entitled to receive a certificate or certificates representing the number of shares (whole and/or fractional) of Xando Common Stock into which the shares of Cosi Common Stock which immediately prior to the Effective Time were represented by such surrendered Certificate or Certificates shall have been converted pursuant to the provisions of Section 2.2. Unless and until a Certificate is so surrendered, no dividend or other distribution, if any, payable to the holders of record of shares of Xando Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such Certificate in respect thereof or in respect of the Xando Common Shares into which such Certificate is exchangeable. Except as otherwise provided herein, upon the surrender of a Certificate, the record holder of the certificate or certificates representing shares of Xando Common Stock issued in exchange therefor shall be entitled to receive (i) at the time of surrender, the amount of any dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date prior to the surrender date, and (ii) at the appropriate payment date, the amount of dividends or other distributions (net of any applicable tax withholdings) having a record date after the Effective Time and a payment date subsequent to the surrender date, in each case, payable in respect of such shares of Xando Common Stock. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

            (b) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, Xando shall, pursuant to the terms of an Indemnification and Escrow Agreement substantially in the form of Exhibit D attached hereto (the "Indemnification and Escrow Agreement") which is to be entered into by and among Xando, Jonathan M. Wainwright, Jr., as representative for the holders of the Cosi Common Stock, and a third party reasonably acceptable to Cosi and Xando (the "Escrow Agent"), deposit into an escrow account maintained with the Escrow Agent, shares representing ten percent (10%) of the aggregate shares of Xando Common Stock into which the holders of Cosi Common Stock would otherwise be entitled to convert their shares, as determined pursuant to this Article II. Such shares shall be held and disbursed in accordance with the terms and conditions of the Indemnification and Escrow Agreement.

            (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in a form reasonably satisfactory to Xando as indemnity against any claim that may be made against Xando with respect to such Certificate, Xando will issue the certificate or certificates representing shares of Xando Common Stock and any cash, dividends and other distributions in respect thereof issuable and/or payable in exchange for such lost, stolen or destroyed Certificate pursuant to this Article II.

            Section 2.6 Transfer Books. The stock transfer books of Cosi shall be closed at the Effective Time and no transfer of any Cosi Shares will thereafter be recorded on any of such stock transfer books. In the event of the transfer of ownership of any Cosi Shares that are not registered in the stock transfer records of Cosi at the Effective Time, a certificate or certificates representing the number of shares of Xando Common Stock into which such Cosi Shares shall have been converted in the Merger shall be issued to the transferee, and a cash payment in respect of dividends or distributions owing, if any, in accordance with Section 2.5(a), but in each case, only if the certificate or certificates which immediately prior to the Effective Time represented such Cosi Shares are surrendered as provided in Section 2.5, accompanied by all documents required to evidence and effect such transfer and by evidence of the prior payment of any applicable stock transfer taxes.

            Section 2.7 [Intentionally Omitted].

            Section 2.8 Cosi Stock Options and Other Stock Plans. (a) Prior to the Effective Time, Cosi shall take all action necessary with respect to each of the plans or arrangements of Cosi pursuant to which options to purchase Cosi Shares (the "Cosi Options") shall be outstanding (whether or not then vested or exercisable) immediately prior to the Effective Time such that, as of and after the Effective Time, (i) each Cosi Option shall entitle the holder thereof to purchase such number of shares of Xando Common Stock as is equal to the product of (A) the number of shares of Cosi Common Stock subject to such Cosi Option immediately prior to the Effective Time and (B) the Exchange Ratio, and (ii) the exercise price per share of Xando Common Stock subject to such Cosi Option shall be equal to the quotient derived by dividing (x) the exercise price per share of Cosi Common Stock under such Cosi Option immediately prior to the Effective Time by (y) the Exchange Ratio. Except as may be required by the terms of the Cosi Options, Cosi shall not cause any Cosi Option, which, pursuant to its terms as in effect as of the date hereof, would not become vested or exercisable by reason of the transactions contemplated by this Agreement, to become vested or exercisable in connection herewith, and nothing contained in this Agreement shall be interpreted as causing any such Cosi Option to become vested or exercisable.

            (b) Notwithstanding the foregoing, the number of shares of Xando Common Stock deliverable upon exercise of each Cosi Option at and after the Effective Time as contemplated by paragraph (a) above shall be rounded, if necessary, to the nearest whole share, and the exercise price with respect thereto shall be rounded, if necessary, to the nearest one one-hundredth of a cent. Other than as provided in paragraph (a) above and in the prior sentence of this paragraph (b), as of and after the Effective Time, each Cosi Option shall be subject to the same terms and conditions as in effect immediately prior to the Effective Time, but giving effect to the Merger. Notwithstanding anything to the contrary contained herein, the adjustments provided in Sections 2.8(a) and
(b) hereof with respect to any Cosi Options that are "incentive stock options" (as defined under section 422 of the Code) shall be effected in a manner consistent with section 424(a) of the Code.

            (c) Xando shall take any additional corporate action necessary to reserve for issuance a sufficient number of shares of Xando Common Stock for delivery upon exercise of all of the Cosi Options in accordance with this
Section 2.8.

            Section 2.9 Appraisal Rights. Holders of Cosi Shares meeting certain statutory requirements set forth in Section 262 of the DGCL may exercise appraisal rights with respect to those Shares in connection with the Merger. Cosi shall give Xando (i) prompt notice of any written demand for payment in respect of such shares ("Dissenting Shares") received by Cosi pursuant to
Section 262 of the DGCL, and (ii) the opportunity to direct and conduct all negotiations and proceedings with respect to stockholders' demands to so exercise their appraisal rights under the DGCL. Cosi shall not, except with the prior written consent of Xando, (x) make or issue any statement as to the estimated fair value of Cosi Shares, (y) make any payment with respect to any Dissenting Shares, or (z) offer to settle, settle or approve the withdrawal of any demand to exercise appraisal rights with respect to any Cosi Shares.

                                 ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COSI

            Except as set forth in the corresponding sections or subsections of the disclosure letter, dated as of the date hereof, delivered by Cosi to Xando (the "Cosi Disclosure Letter"), Cosi hereby represents and warrants, as of the date hereof and as of the Closing Date, to Xando and Sub as follows:

            Section 3.1 Organization and Qualification. Cosi is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with the requisite corporate or other organizational power to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the character of its properties owned, operated or leased or the nature of its business or activities makes such qualification necessary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect. The Cosi Disclosure Letter lists each jurisdiction where Cosi is qualified to do business. Cosi does not have any Subsidiaries.

            Section 3.2 Certificate of Incorporation and By-laws. Cosi has furnished, or otherwise made available, to Xando a complete and correct copy of its certificate of incorporation and by-laws, as amended. Such certificate of incorporation and by-laws are in full force and effect. Cosi has not violated and is not in violation of any of the provisions thereof.

            Section 3.3 Capitalization. (a) The authorized capital stock of Cosi consists of 700,000 shares of Cosi Common Stock. As of October 1, 1999 (the "Stock Disclosure Date"), 325,338 shares of Cosi Common Stock were issued and outstanding and no shares of Cosi Common Stock were held by Cosi in its treasury. The Cosi Disclosure Letter lists the number of shares of Cosi Common Stock issued and reserved for issuance as of the Stock Disclosure Date under each of the Cosi Benefit Plans or otherwise. All of the issued and outstanding shares of Cosi Common Stock are validly issued, fully paid, non-assessable and free of pre-emptive rights.

            (b) Since the Stock Disclosure Date, no shares of Cosi Common Stock have been issued or reserved for issuance, except in respect of the exercise, conversion or exchange of Cosi Equity Rights outstanding as of the Stock Disclosure Date.

            (c) At the close of business on the Stock Disclosure Date, there were outstanding Cosi Equity Rights with respect to 161,246 shares of Cosi Common Stock and no other Cosi Equity Rights outstanding. The Cosi Disclosure Letter sets forth (i) the per share exercise price of each of the outstanding Cosi Equity Rights described in the preceding sentence (on an aggregate basis for each per share exercise price) and (ii) a description of each Cosi Benefit Plans pursuant to which each such Cosi Equity Right was granted or issued. For purposes of this Agreement, (A) "Cosi Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Cosi at any time, or upon the happening of any stated event, any shares of the capital stock of Cosi, and (B) "Cosi Benefit

Plan" means any employee benefit plan, arrangement, practice, contract or agreement of any type (including but not limited to a plan described in Section 3(3) of ERISA), maintained from time to time by one or more operating unit of Cosi for any of its employees.

            (d) There are no outstanding obligations of Cosi to repurchase, redeem or otherwise acquire any shares of Cosi Common Stock or any Cosi Equity Rights, and no shares of Cosi Common Stock have ever been repurchased by Cosi.

            (e) No holder of Cosi Shares or Cosi Equity Rights is party to any voting agreement, voting trust or similar arrangement with respect to Cosi Shares. To the knowledge of Cosi, there are no irrevocable proxies with respect to any of the Cosi Shares whether outstanding or issuable upon the exercise of Cosi Equity Rights.

            (f) Cosi does not own any direct or indirect interest or investment in the equity or debt for borrowed money of any Person or have any obligation or any commitment to acquire any such interest or make any such investment.

            Section 3.4 Authorization; Validity. Cosi has the necessary corporate power to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, except that this Merger Agreement is subject to adoption by Cosi's stockholders, and to the certification of such adoption by the Secretary or Assistant Secretary of Cosi, as required by Section 251 of the DGCL. The execution and delivery of this Agreement by Cosi, the performance by Cosi of its obligations hereunder and the consummation by Cosi of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Cosi, except that this Merger Agreement is subject to adoption by Cosi's stockholders and the certification of such adoption by the Secretary or Assistant Secretary of Cosi, as required by Section 251 of the DGCL. This Agreement has been duly executed and delivered by Cosi and, assuming the due authorization, execution and delivery by Xando and Sub hereof, constitutes a valid and binding obligation of Cosi enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 3.5 No Conflict; Required Filings and Consents. (a) The execution and delivery by Cosi of this Agreement does not, and the performance by Cosi of its obligations hereunder and the consummation by Cosi of the transactions contemplated hereby, will not, (i) violate or conflict with the certificate of incorporation or by-laws of Cosi, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Cosi or by which its assets or properties are bound or subject, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, or result in the creation of a lien, claim or encumbrance on any of the properties or assets of Cosi or the Surviving Corporation pursuant to, or result in the loss of any benefit under (including an increase in the price paid by, or cost to, Cosi or the Surviving Corporation), or require the consent of any other party to, or result in any obligation on the part of Cosi or the Surviving Corporation to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Cosi or the Surviving Corporation is a party or by which Cosi, the Surviving Corporation or any of their respective assets or properties are bound or subject.

            (b) Except for the filing of a certificate of merger with respect to the Merger as required by the DGCL or any filings required pursuant to any state securities, "blue sky" or takeover laws, Cosi is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement or the Merger. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, court, agency, commission or other governmental entity or securities exchange or other self-regulatory body, domestic or foreign ("Governmental Entity"), is required to be obtained by Cosi in connection with the execution, delivery, performance or consummation by Cosi of this Agreement or any agreement or, instrument or other document contemplated hereby or the transactions contemplated hereby or thereby.

            Section 3.6 Financial Statements. (a) The audited balance sheets of Cosi for the fiscal years ended December 29, 1996, December 28, 1997 and December 27, 1998 and the related audited statements of operations, stockholders' equity and cash flows for such fiscal years, reported on by Wolfson, Milowsky, Melzer, Wiesenthaler & Ackereizen, CPAs, P.C., independent certified public accountants, have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be disclosed in the notes thereto) and fairly present in all material respects the financial position of Cosi as at the dates thereof and the results of its operations and its cash flows for the periods then ended. The books of account of Cosi have been prepared and maintained in accordance with Cosi's normal practice consistent with the accounting principles and policies reflected in the Cosi financial statements which are referred to in this Section 3.6 (the "Cosi Financial Statements").

            (b) The financial statements, including all related notes and schedules, contained in the Cosi Financial Statements, fairly present in all material respects the financial position of Cosi as of the respective dates thereof and the results of operations, retained earnings and cash flows of Cosi fairly present in all material respects the position of Cosi for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as disclosed in the notes thereto).

            Section 3.7 Absence of Certain Changes. (a) Since December 27, 1998, Cosi has conducted its business in the ordinary course consistent with past practice (except in connection with the negotiation, execution and delivery of this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect) and Cosi has not suffered any change constituting or reasonably likely to constitute a Cosi Material Adverse Effect.

            (b) Since December 27, 1998, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Cosi, other than regular cash dividends consistent with past practice; (ii) any change by Cosi to its accounting policies, practices or methods except as required or permitted by GAAP; (iii) any amendment or change to the terms of any indebtedness material to Cosi; (iv) other than in the ordinary course of business consistent with past practice, any incurrence or cancellation of any claim, obligation, commitment or indebtedness material to Cosi; (v) other than in the ordinary course of business consistent with past practice, any material transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties of Cosi; (vi) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Cosi, whether or not covered by insurance; (vii) other than in the ordinary course of business consistent with past practice, with respect to employees other than executive officers or directors, or except as required by applicable law, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement (including, without limitation, the Cosi Benefit Plans) or (B) any grant of any stock options or other equity related award; or (viii) any agreement or commitment entered into with respect to any of the foregoing.

            Section 3.8 Litigation; Liabilities. (a) There are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings), hearings or investigations pending or, to the knowledge of Cosi, threatened against or otherwise adversely affecting, Cosi or its assets or properties, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect.

            (b) Cosi (i) is not subject to, nor has it received any notice regarding, any cease and desist or other order, judgment, injunction or decree issued by, (ii) is not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is not a party to any commitment letter or similar undertaking to, (iv) is not subject to any order or directive by, and
(v) has not adopted any board resolutions at the request of, any Governmental Entity, that restricts the conduct of business (whether the type of business, the location thereof or otherwise) except for those which, individually or in the aggregate, would not reasonably be expected to have a Cosi Material Adverse Effect, nor, to the knowledge of Cosi, has any Governmental Entity proposed issuing or requesting any of the foregoing, which, individually or in the aggregate, would reasonably be expected to have a Cosi Material Adverse Effect.

            (c) Cosi does not have any liabilities (absolute, accrued, contingent or otherwise), except (i) liabilities reflected or fully provided for in the balance sheet of Cosi (and related notes thereto) contained in the Cosi Financial Statements for its fiscal year ended December 27, 1998, (ii) liabilities incurred in Cosi's current fiscal year in the ordinary course of business consistent with past practice, (iii) liabilities permitted to be incurred pursuant to Section 5.1 or (iv) liabilities which, individually or in the aggregate, would not have a Cosi Material Adverse Effect.

            Section 3.9 Compliance with Law. The business of Cosi is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect, and Cosi has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business except for such permits, franchises, licenses, authorizations or consents the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Cosi Material Adverse Effect.

            Section 3.10 Properties.

            (a) Owned Properties. Cosi owns no real property.

            (b) Leased Properties. (i) The Cosi Disclosure Letter sets forth a true, correct and complete list of all leases, subleases, sub-subleases, licenses, revocable use permits and other agreements (collectively, the "Cosi Real Property Leases") under which Cosi uses or occupies any real property, together with the date of and parties to each Cosi Real Property Lease and the effective and expiration dates of and parties to each lease (a "Cosi Overlease") under which such real property has been subleased or sub-subleased to Cosi. (The buildings, structures and other material improvements covered by the Cosi Real Property Leases are defined as the "Cosi Improvements" and the Cosi Improvements together with the land covered by such leases are defined as the "Cosi Leased Real Property"). Cosi has heretofore made available to Xando and its counsel true, correct and complete copies of all Cosi Real Property Leases (including all modifications thereof and all amendments and supplements thereto), and promptly after the execution hereof, Cosi shall have delivered to counsel for Xando such copies of the Cosi Real Property Leases. No written notice of default or termination is outstanding with respect to any Cosi Real Property Lease, and all rent and other sums and charges due and payable by Cosi under each Cosi Real Property Lease are current. Each Cosi Real Property Lease is valid, binding and in full force and effect and with respect to each Cosi Real Property Lease, neither the landlord nor Cosi is in default in its obligations, and no event has occurred nor does any condition exist which, with the giving of notice or the lapse of time or both, would constitute a default under any Cosi Real Property Lease. Cosi holds the leasehold estate under and interest in each Cosi Real Property Lease free and clear of all Encumbrances except (1) Encumbrances listed in the Cosi Disclosure Letter with respect to which, to Cosi's knowledge, no default (or event that, with the giving of notice or lapse of time or both, would constitute a default) exists, (2) Encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable,
(3) restrictions on use contained in Cosi Real Property Leases that do not restrict the property subject thereto from being used as such property is currently used or (4) imperfections of title and other Encumbrances that do not materially detract from the value or impair the use of the assets subject thereto or impair the operations of Cosi (collectively, the Encumbrances described in clauses (1), (2), (3) and (4) shall be referred to as "Cosi Permitted Encumbrances"). Neither Cosi nor any holder of more than 10% of the Cosi Common Stock has any material ownership, financial or other interest in the landlord or the overtenant, as applicable, under any Real Property Lease. To Cosi's knowledge, none of the Cosi Real Property Leases is in material violation of any terms, covenants or conditions of any applicable Cosi Overlease or any encumbrance upon such Cosi Real Property Lease.

               (ii) Cosi is not aware of any fact or circumstance that would prevent any landlord under any of the Cosi Real Property Leases from granting any consents, waivers, approvals, releases or authorizations required to be sought by Cosi pursuant to Section 5.1(d) hereof.

            (c) Certain Actions and Rights Affecting Real Property Leases. Cosi has taken no action and has suffered no action to occur which would materially adversely affect the interest of Cosi in the Cosi Leased Real Property. Cosi does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Cosi Leased Real Property or any portion thereof or interest therein, except as provided in the Cosi Real Property Leases.

            (d) Personal Property. Cosi has good title to all of the material assets reflected in the balance sheet contained in the Cosi Financial Statements for the fiscal year that ended December 27, 1998 and all assets purchased or otherwise acquired by Cosi in the current fiscal year, in each case, free and clear of any Encumbrances, except for Cosi Permitted Encumbrances.

            (e) Condemnation. To the knowledge of Cosi, there is no threatened or contemplated condemnation proceeding affecting the Cosi Leased Real Property or any part thereof or, during the term of any Cosi Real Property Lease, any threatened or contemplated sale or other disposition of the Cosi Leased Real Property or any part thereof in lieu of condemnation.

            (f) Casualty. No portion of the Cosi Leased Real Property has suffered any material damage by fire or other casualty during the term of the Cosi Real Property Lease therefor which has not heretofore been substantially repaired and restored to its original condition.

            (g) Space Leases. Cosi has not entered into any lease, sublease, sub-sublease, license or other agreement granting to any person other than Cosi any right to the possession, use, occupancy or enjoyment of the Cosi Leased Real Property or any portion thereof.

            Section 3.11 Material Contracts. (a) Set forth in the Cosi Disclosure Letter is a list of all of the following agreements, contracts, instruments, guaranties, powers of attorney and other documents, whether written or oral ("Contracts"), other than purchase orders in the ordinary course of business to which Cosi is a party or by which or to which Cosi's assets or properties are bound or subject:

            (1) Contracts with any current or former officer, director, employee or consultant (other than at will employment arrangements);

            (2) Contracts with any labor union or association representing any employee of Cosi;

            (3) Contracts for the purchase or sale of materials, supplies, equipment or merchandise, or the furnishings or receipt of services, which are not cancelable upon notice of one year or less and which involve consideration in excess of $25,000;

            (4) Contracts for the sale of any material assets or properties of Cosi other than in the ordinary course of business;

            (5) Joint venture or partnership agreements;

            (6) Franchise, distribution or sales agency agreements or Contracts with any food brokers;

            (7) Contracts under which Cosi agrees to indemnify any party (other than leases and supply and service agreements in the ordinary course of business);

            (8) Contracts with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

            (9) Contracts containing obligations or liabilities of any kind to holders of Cosi's securities as such;

            (10) Contracts containing covenants not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Cosi in any line of business or in any geographical area;

            (11) Contracts relating to the acquisition by Cosi of any operating business or the capital stock of any other Person;

            (12) Options for the purchase of any asset (tangible or intangible) for an aggregate purchase price of more than $25,000;

            (13) Contracts requiring the payment to any person of any override or similar commission or fee;

            (14) Contracts for the borrowing of money;

            (15) Any other Contract not made in the ordinary course of business that is material to Cosi; or

            (16) Any agreement or undertaking to enter into any of the foregoing.

            (b) Cosi has made available to Xando a correct and complete copy of each written Contract listed in the Cosi Disclosure Letter. With respect to each such Contract:

            (1) The Contract is legal, valid, binding and enforceable against Cosi and, to Cosi's knowledge, the other party or parties thereto, subject to applicable bankruptcy, insolvency and similar laws in effect from time to time relating to or affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, to Cosi's knowledge, is in full force and effect;

            (2) Neither Cosi nor, to the knowledge of Cosi, any other party to the Contract, is in material breach or default, and no event has occurred which, with the giving of notice or lapse of time would constitute a material breach or default by Cosi, or, to the knowledge of Cosi, by any other party, or permit termination or acceleration of the term thereof or amounts payable by Cosi or any other such party thereunder; and

            (3) Cosi has not repudiated in writing any material provision of the Contract.

            Section 3.12 Accounts Receivable. All accounts receivable of Cosi that are reflected on the Cosi Financial Statements for the fiscal year ended December 27, 1998 (collectively, the "Cosi Accounts Receivable") represent, as of the date recorded, valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as set forth in the Cosi Disclosure Letter, to the knowledge of Cosi, there is no contest, claim, or right of setoff, other than returns in the ordinary course of business, contained in any agreement with the maker or makers of any Cosi Accounts Receivable in excess of $1,000 which contests, claims or rights of setoff relate to the amount or validity of such Accounts Receivable.

            Section 3.13 Employee Matters; ERISA. (a) Cosi does not maintain or contribute to, or have any obligation to contribute to or have any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, arrangement, agreement or commitment which is an employment, consulting or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, including any "employee benefit plan" as defined in Section 3(3) of ERISA (individually, a "Plan," or collectively, the "Plans"). Each such Plan is identified in the Cosi Disclosure Letter to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare plan" (as defined in Section 3(1) of ERISA). With respect to each Plan, true and complete copies of the following have been provided to Xando: the plan document or agreement or, with respect to any Plan that is not in writing, a written description of the terms thereof; the trust agreement, insurance contract or other documentation of any related funding arrangement; the summary plan description; the most recent required Internal Revenue Service ("IRS") Form 5500, including all schedules thereto; the most recent actuarial valuation report, financial statements and trust report; any communication to or from any Governmental Entity, including a written description of any oral communication; any individual award agreement; and all amendments or modifications to any such document. Cosi has no plan or commitment, whether legally binding or not, to create any additional Plans or to amend or modify any existing Plan in a manner that would increase the benefits provided to any employee or former employee, consultant or director of Cosi. With respect to each Plan for which financial statements are required by ERISA, there has been no material adverse change in the financial status of such Plan since the date of the most recent such statements.

            (b) Cosi has not incurred and will not incur, either directly or indirectly (including as a result of an indemnification obligation) any liability under or pursuant to any provision of Title I or IV of ERISA, the penalty, excise tax or joint and several liability provisions of the Code and, to the knowledge of Cosi, no event, transaction or condition has occurred, exists or is expected to occur which could reasonably be expected to result in any liability to Cosi.

            (c) Each Plan has been operated and administered and is in compliance with all applicable law except for any failures that, individually or in the aggregate, would not reasonably be expected to result in any liability to Cosi.

            (d) No Plan is subject to Section 302 of ERISA or Section 412 of the Code. The Cosi Disclosure Letter identifies each Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and, with respect to each such Plan, if Cosi were to withdraw completely from each such Plan as of the Closing Date, no liability would be incurred by such persons as a result of such withdrawal pursuant to Section 4201 and 4203 of ERISA.

            (e) With respect to each Plan, (i) all payments due from Cosi to date have been timely made; (ii) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the IRS with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of Cosi, nothing has occurred since the date of such letter that has adversely affected or is likely to adversely affect such qualification or exemption; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Cosi, threatened with respect to such Plan or against the assets of such Plan and (iv) Cosi has complied with, and such Plan conforms in form and operation to, all applicable laws and regulations, including ERISA and the Code, in all material respects.

            (f) The consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not (i) accelerate the time of payment or vesting, or increase the amount, of any compensation due from Cosi to any Person under any Plan or otherwise, (ii) entitle any Person to any benefit under any Plan or otherwise or (iii) result in the payment or series of payments by Cosi to any person of any "excess parachute payment" within the meaning of Section 280G of the Code, or any other payment which would not be deductible for federal income tax purposes under the Code, determined without regard to the exclusion for reasonable compensation for services rendered. No payment made to any employee or former employee of Cosi will be nondeductible by reason of Section 162(m) of the Code.

            (g) Cosi has no liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured), with respect to any Person beyond his or her retirement or other termination of service other than (i) coverage mandated by Part 6 of Title I of ERISA or
Section 4980B of the Code, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of Cosi, or (v) benefits in the nature of severance pay.

            (h) Cosi is not a party to any collective bargaining agreements. There are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of Cosi.

            (i) No unfair labor practice charge or complaint, work stoppage, slowdown, lockout or labor strike against Cosi by Cosi employees is pending or, to the knowledge of Cosi, threatened.

            (j) Cosi is not involved in or, to its knowledge, threatened with any labor dispute, grievance, arbitration or union organizing activity involving any Cosi employee.

            (k) There are no complaints, charges or claims against Cosi pending, or to the knowledge of Cosi threatened, based on, arising out of, in connection with or otherwise relating to the employment (or termination of employment) of any individual, including any claim relating to employment discrimination, equal pay, employee safety and health, wages and hours or workers' compensation.

            (l) Cosi has not violated any statute, law, ordinance, rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or governmental agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor-related matters, including laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, employee/independent contractor classification, fair labor standards and occupational health and safety (including, without limitation the Fair Labor Standards Act of 1938, as amended), wrongful discharge or violation of the personal rights of employees, former employees or prospective employees such that the foregoing, when taken alone or together with any other violation or violations, could reasonably be expected to result in any liability to Cosi.

            (m) Cosi has no material liability, whether absolute or contingent, including any obligation under any employee benefit plans with respect to any misclassification of a person as an independent contractor rather than as an employee and no individual has been treated by Cosi or any Subsidiary of Cosi as a "leased employee" (within the meaning of Section 414(n) of the Code).

            Section 3.14 Environmental Matters. (a) Except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect:

            (1) Cosi is in compliance with all applicable Environmental Laws.

            (2) There is no Environmental Claim pending or, to the knowledge of Cosi, threatened (A) against Cosi or (B) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Cosi.

            (3) None of the properties, presently or previously owned, leased, subleased, sub-subleased or operated by Cosi or any predecessor thereof are listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act, or any state or federal list of properties that have been identified for investigation or remediation under any Environmental Law.

            (b) For purposes of this Agreement:

            (1) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, investigations, proceedings or notices of noncompliance or violation by any Person (including any Governmental Entity) alleging (A) personal injury, property damage, or damage to natural resources

      (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise), arising or alleged to arise under any Environmental Law; (B) potential liability arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the representing party or any of its Subsidiaries; (C) circumstances forming the basis of any violation or alleged violation of any Environmental Law. "Environmental Claim" includes any request for information or claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

            (2) "Environmental Laws" means all applicable foreign, federal, state and local laws, rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, and occupational health and safety or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the distribution, use, labeling, generation, treatment, storage, disposal, transport or management of Hazardous Materials or relating to management of asbestos or lead paint in buildings.

            (3) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls ("PCBs"), radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (B) any chemicals, materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance regulated, classified or forming the basis of liability under any Environmental Law.

            Section 3.15 Board Action; Required Vote. (a) Cosi's Board of Directors has unanimously adopted (and not withdrawn) a resolution (the "Cosi Merger Resolution") approving this Agreement and the transactions contemplated hereby, declaring their advisability and recommending to the stockholders of Cosi that they vote in favor of approving this Agreement.

            (b) The Board of Directors of Cosi has duly adopted (and not withdrawn) a resolution rescinding any authorization previously granted permitting Cosi to repurchase shares of Cosi Common Stock. In connection with each Cosi Benefit Plan under which a holder of an option granted pursuant thereto would be entitled, in respect of such option, to receive cash upon a change of control, the Board of Directors (or the appropriate Committee thereof) has taken all necessary action so that, in connection with the Merger, such holder would be entitled to exercise such option solely for shares of Cosi Common Stock or, following the Merger, Xando Common Stock, in each case as disclosed in the Cosi Disclosure Letter.

            (c) The affirmative vote of the holders of a majority of the shares of Cosi Common Stock entitled to vote on the approval of this Agreement is the only vote of the holders of any class or series of Cosi's capital stock required to approve this Agreement and the transactions contemplated hereby.

            Section 3.16 Brokers; Expenses. There is no broker, finder or investment banker or other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Cosi.

            Section 3.17 Taxes. (a) All Tax Returns required to be filed by Cosi on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions.

            (b) All Taxes that are required to be paid have been or will be (i) fully paid (except with respect to matters contested in good faith as set forth in the Cosi Disclosure Letter) or (ii) as of January 1, 1999 adequately reflected as a liability on Cosi's books and records (without taking into account any deferred Tax liabilities), and all Taxes required to be collected or withheld from third parties have been collected or withheld.

            (c) Cosi has not waived any statute of limitations with respect to federal income Taxes or agreed to any extension of time with respect to federal income or state Tax assessment or deficiency.

            (d) As of the date hereof, there are not pending or, to the knowledge of Cosi, threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters that (i) were raised by any Taxing authority in a written communication to Cosi and (ii) would, if determined adversely to Cosi, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect after taking into account any reserves for Taxes set forth in the Cosi Financial Statement.

            (e) Cosi has made available to Xando true and correct copies of the United States federal income and all material state income or franchise Tax Returns filed by Cosi for each of its fiscal years ended December 29, 1996, December 28, 1997 and December 27, 1998.

            As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, license, premium, environmental (including taxes under Section 59A of the Code), capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, transfer, property, withholding, excise, production, occupation, windfall profits, customs duties, social security (or similar), registration, value added, alternative or add-on minimum, estimated, occupancy and other taxes, duties or governmental assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

            Section 3.18 Intellectual Property. (a) The Cosi Disclosure Letter sets forth:

            (1) All United States and foreign trademark, service mark and trade name registrations and pending applications for registration therefor filed by or on behalf of Cosi;

            (2) All United States and foreign patents issued to and/or owned by Cosi and all pending patent applications filed by or on behalf of Cosi throughout the world;

            (3) All proprietary computer software applications, including databases and algorithms, and indicating those applications that have been registered for copyright protection;

            (4) All United States and foreign copyright registrations (other than those listed in Section 3.18(a)(3)) issued to Cosi and all pending applications for copyright registrations filed by or on behalf of Cosi;

            (5) All existing agreements or arrangements pursuant to which Cosi has licensed any IP Rights (as defined below) used or held for use by Cosi (the "Cosi IP Rights") to any other Person;

            (6) All existing agreements or arrangements pursuant to which Cosi is granted a license to use IP Rights owned by any other Person;

"IP" Rights" means all proprietary and other rights in and to: (i) trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin; (ii) patents, inventors' certificates and invention disclosures; (iii) trade secrets and other confidential or non-public business information, including ideas, compositions, inventions, discoveries and improvements, know-how, manufacturing and production processes and techniques, formulae, recipes, process sheets, mixing instructions and research and development information (whether patentable or not); drawings, specifications, designs, plans, proposals and technical data; and financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (iv) writings and other works of authorship, whether copyrightable or not, including computer programs, data bases, including any moral rights or design rights; (v) computer software applications, including programs, source code, object code, databases, algorithms and all documentation therefor; (vi) rights to limit the use or disclosure of confidential information by any person; (vii) registrations of, and applications to register, any of the foregoing with any governmental authority and any renewals or extensions thereof; (viii) licenses to use any of the foregoing right owned by third parties; (ix) the goodwill associated with each of the foregoing and (x) any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing; in each case in any jurisdiction.

            (b) (1) Cosi owns or is licensed to use all of the IP Rights used in its business as presently and heretofore conducted (including, without limitation, the U.S.-registered trademark "Cosi");

            (2) Cosi has not licensed or made any other arrangement to allow any other Person to use or otherwise exploit any Cosi IP Rights, including any trade secrets used in the Cosi Business;

            (3) To Cosi's knowledge, the Cosi IP Rights are owned by Cosi free and clear of any and all Encumbrances whether written, oral or implied in fact or law, except for any Encumbrances that would not have a Cosi Material Adverse Effect;

            (4) The Cosi IP Rights are valid and enforceable, and to Cosi's knowledge, no Person has asserted a claim that any of the Cosi IP Rights are invalid or unenforceable, or challenging Cosi's ownership of the Cosi IP Rights;

            (5) To Cosi's knowledge, no Person is making unauthorized use or is otherwise infringing or misappropriating the Cosi IP Rights; and

            (6) To Cosi's knowledge, no claim has been made that the Cosi IP Rights or any product or service of Cosi infringes or violates the IP Rights of any other Person.

            Section 3.19 Insurance. The Cosi Disclosure Letter sets forth a list of all property and casualty insurance policies or binders or other insurance held by or on behalf of Cosi including those required in connection with the leasing, use, occupancy or operation of the Cosi Leased Real Property as currently used, occupied and operated, directors' and officers' insurance and worker's compensation insurance, and with respect to each such policy or binder, the name of the insurer, the type of insurance, the period of coverage, the amount of coverage (both initially and as presently available), the principal terms, the policy number, the name of the policyholder and of each insured and loss payee, the premium payable and the name, address and telephone number of the agent. Cosi is not party to, or bound by, any Contract requiring Cosi to name a third party as loss payee under any insurance policy or binder held by or on behalf of Cosi or otherwise requiring Cosi to obtain insurance for or on behalf of any third party. The Cosi Disclosure Letter sets forth by year for the current policy year and the preceding policy year:

            (a) A summary of the loss experience under such policy;

            (b) A statement describing each claim under an insurance policy for an amount in excess of $25,000; and

            (c) A statement describing the loss experience for claims in excess of $25,000 that were self-insured, including the number and aggregate cost of such claims. The Cosi Disclosure Letter describes all obligations of Cosi to provide insurance coverage to third parties (such as, for example, under service agreements) other than pursuant to Cosi Real Property Leases and identifies the policy under which such coverage is provided. The Cosi Disclosure Letter describes any self-insurance arrangement by or affecting Cosi, including any reserves established thereunder.

Cosi will deliver, within ten days of the date hereof, true and complete copies of all policies of insurance to which Cosi is a party or under which Cosi is covered and true and complete copies of all applications for policies of insurance. All policies to which Cosi is a party or that provide coverage to Cosi are in full force and effect, and to the knowledge of Cosi, are sufficient for substantial compliance with all Contracts and all applicable laws and regulations of any Governmental Entity to which Cosi is a party or by which Cosi is bound, as applicable. Cosi has paid all premiums due and has otherwise performed all of its respective obligations under each policy listed or required to be listed on the Cosi Disclosure Letter, except such as will not adversely affect Cosi's coverage thereunder.

            Section 3.20 Accounting and Other Tax Matters. (a) Neither Cosi nor any of its affiliates has taken or agreed to take any action, nor does Cosi have any knowledge of any fact or circumstance with respect to Cosi, which would prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368 of the Code.

            (b) Cosi has not taken or failed to take any action which action or failure (without giving effect to any actions or failures to act by Xando or any of its Subsidiaries) would prevent the treatment of the Merger as a pooling-of-interests for accounting purposes.

            Section 3.21 Potential Conflicts of Interest. To the knowledge of Cosi, no officer, director or stockholder of Cosi and no entity known by Cosi to be controlled by any such officer, director, or stockholder (i) is directly or indirectly engaged in or (ii) owns, directly or indirectly, any interest in (excepting no more than 5% stockholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is directly or indirectly engaged in the business of Cosi as a customer whose purchases accounted for more than 5% of Cosi's net revenues during the fiscal year ended December 27, 1998, or is a supplier from whom Cosi purchased in excess of $300,000 worth of products during the fiscal year ended December 27, 1998.

            Section 3.22 No Other Agreements to Sell. Except pursuant to this Agreement, Cosi has no obligation, absolute or contingent, legally binding or otherwise, to any other Person to sell any portion of the assets of Cosi, to sell any portion of the capital stock or other ownership interests of Cosi or to effect any merger, consolidation or other reorganization of Cosi or to enter into any agreement with respect thereto.

            Section 3.23 Customers. The Cosi Disclosure Letter sets forth for the fiscal year ended December 27, 1998 (i) each customer of Cosi whose purchases accounted for more than 5% of Cosi's net revenues during such fiscal year and (ii) each supplier from whom Cosi purchased in excess of $300,000 worth of products during such fiscal year. Except as set forth in the Cosi Disclosure Letter, no such supplier or customer of Cosi has notified Cosi that it has canceled or otherwise terminated, or has threatened in writing to cancel or otherwise terminate, its relationship with Cosi.

            Section 3.24 Products and Inventories. The values of the inventories of Cosi reflected on the Cosi Financial Statements and carried on the books of account of Cosi reflect the normal inventory valuation policies of Cosi and are carried in accordance with GAAP, consistently applied. Except as reflected in the Cosi Financial Statements for the fiscal year ended December 27, 1998, such inventories do not include any material amount of obsolete or defective materials or any material amount of excess stock items (assuming the continuation of operations as currently conducted at their current levels).

            Section 3.25 Officers, Directors and Key Employees. The Cosi Disclosure Letter lists:

            (a) The names, positions held and total compensation of each salaried employee and each director, consultant or agent of Cosi as of December 27, 1998;

            (b) All wage and salary increases or bonuses received by the Persons referred to in paragraph (a) during the fiscal year ended December 27, 1998 and any amounts received during the current fiscal year and any accrual for or commitment or agreement by Cosi to pay wage or salary increases or bonuses thereto (it being understood that none of such Persons has given a written threat to Cosi to cancel or otherwise terminate such Person's relationship with
Cosi);

            (c) The names, positions held and total compensation of all Persons hired by Cosi since December 27, 1998 who have annual salaries or expected total annual compensation in excess of $50,000; and

            (d) Any arrangement or obligation of Cosi to make any payment to any of the Persons referred to in paragraph (a) or (c) as a result of, or conditioned on, the consummation of the Merger.

            Section 3.26 Year 2000. (a) To the knowledge of Cosi, the failure of Cosi or of any of its material suppliers or customers or of any other Persons with which Cosi conducts business to identify and resolve any Year 2000 Problem relating to the business of Cosi, such material suppliers or customers or such other Persons will not have a Cosi Material Adverse Effect.

            (b) As used herein, "Year 2000 Problem" means the inability of a software application or computer-based system to provide the following functions before, on and after January 1, 2000:

            (i)consistently handle and process calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as with respect to calendar dates falling on or before December 31, 1999, including but not limited to accepting date input, providing date output, and performing calculations based on dates or portions of dates;

            (ii) function accurately and without interruption before, during and after January 1, 2000 without requiring any change in operations associated with the advent of the new century;

            (iii) where appropriate, respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and/or

            (iv) store, process and provide output of date information in ways that are unambiguous as to century.

            Section 3.27 Cosi Shareholders. The Cosi Disclosure Letter contains a complete and accurate list setting forth the following information with respect to each Person who is a holder of any Cosi Shares or Cosi Equity Rights:
(a) such Person's name; (b) the number of Cosi Shares or Cosi Equity Rights held by such Person; (c) such Person's place of residence; and (d) whether such person is an "accredited investor" as defined in Rule 501 under the United States Securities Act of 1933, as amended.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF XANDO AND SUB

            Except as set forth in the corresponding sections or subsections of the disclosure letter, dated as of the date hereof, delivered by Xando to Cosi (the "Xando Disclosure Letter"), Xando and Sub hereby represent and warrant as of the date hereof and as of the Closing Date, to Cosi, as follows:

            Section 4.1 Organization and Qualification. Xando and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with all requisite corporate or other organizational power to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the character of its properties owned, operated or leased or the nature of its business or activities makes such qualification necessary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Xando Material Adverse Effect. The Xando Disclosure Letter lists each jurisdiction where Xando and each of its Subsidiaries is qualified to do business.

            Section 4.2 Certificate of Incorporation and By-laws. Xando has furnished, or otherwise made available, to Cosi a complete and correct copy of the certificate of incorporation and by-laws of Xando and each of its Subsidiaries. Each such certificate of incorporation and by-laws are in full force and effect, and, as applicable, neither Xando nor any of its Subsidiaries has violated and is in violation of any of the provisions thereof.

            Section 4.3 Capitalization. (a) The authorized capital stock of Xando consists of 10,000,000 shares of Xando Common Stock, par value $0.01 per share, 2,007,000 shares of Series A Convertible Preferred Stock, par value $.01 per share ("Xando Series A Preferred Stock"), 457,662 shares of Series B Convertible Preferred Stock, par value $.01 per share ("Xando Series B Preferred Stock") and 2,352,950 shares of Series C Convertible Preferred Stock, par value $.01 per share ("Xando Series C Preferred Stock"). At the close of business on the Stock Disclosure Date, (i) 3,638,218 shares of Xando Common Stock, 2,005,862 shares of Xando Series A Preferred Stock, 457,662 shares of Xando Series B Preferred Stock and 2,351,420 shares of Xando Series C Preferred Stock were issued and outstanding and (ii) no shares of Xando Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock were held by Xando in its treasury. The Xando Disclosure Letter lists the number of shares of Xando Common Stock issued and reserved for issuance as of the Stock Disclosure Date under each of the Xando Benefit Plans or otherwise. All of the issued and outstanding shares of Xando Common Stock are validly issued, fully paid, non-assessable and free of pre-emptive rights.

            (b) Since the Stock Disclosure Date no shares of Xando Common Stock or Xando Series A, Series B or Series C Preferred Stock have been issued, or reserved for issuance, except in respect of the exercise, conversion or exchange of Xando Equity Rights outstanding as of the Stock Disclosure Date.

            (c) At the close of business on the Stock Disclosure Date, there were outstanding Xando Equity Rights with respect to 5,610,175 shares of Xando Common Stock and no other Xando Equity Rights outstanding. The Xando Disclosure Letter sets forth (i) the per share exercise price of each of the outstanding Xando Equity Rights described in the preceding sentence (on an aggregate basis for each per share exercise price) and (ii) a description of each of the Xando Benefit Plans pursuant to which each such Xando Equity Right was granted or issued. For purposes of this Agreement, "Xando Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Xando or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Xando.

            (d) There are no outstanding obligations of Xando to repurchase, redeem or otherwise acquire any shares of Xando Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or any Xando Equity Rights.

            (e) No holder of Xando Shares or Xando Equity Rights is party to any voting agreement, voting trust or similar arrangement with respect to Xando Shares. To the knowledge of Xando, there are no irrevocable proxies with respect to any of the Xando Shares whether outstanding or issuable upon the exercise of Xando Equity Rights.

            (f) All of the outstanding shares of capital stock and other equity securities of each Subsidiary of Xando have been validly issued and are fully paid and nonassessable, and are owned by Xando, free and clear of all liens, claims, security interests, pledges or encumbrances. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) entitling any Person to purchase or otherwise acquire from Xando or any of its Subsidiaries at any time, or upon the happening of any stated event, any shares or other equity securities of any Subsidiaries of Xando.

            (g) Xando does not own any direct or indirect interest or investment in the equity or debt for borrowed money of any Person or have any obligation or any commitment to acquire any such interest or make any such investment.

            Section 4.4 Authorization; Validity. Each of Xando and Sub has the necessary corporate power to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Xando and Sub of this Agreement, the performance by Xando and Sub of their respective obligations hereunder and the consummation by Xando and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Xando and Sub, respectively. This Agreement has been duly executed and delivered by Xando and Sub and, assuming the due authorization, execution and delivery by Cosi hereof, constitutes a valid and binding obligation of Xando and Sub enforceable against each in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            Section 4.5 No Conflict; Required Filings and Consents. (a) The execution and delivery by Xando and Sub of this Agreement does not, and the performance by Xando and Sub of their respective obligations hereunder and the consummation by Xando and Sub of the transactions contemplated hereby will not,
(i) violate or conflict with the certificate of incorporation or by-laws of Xando or any of its Subsidiaries, (ii) subject to obtaining or making the notices, reports, filings, waivers, consents, approvals or authorizations referred to in paragraph (b) below, conflict with or violate any law, regulation, court order, judgment or decree applicable to Xando or any of its Subsidiaries or by which any of their respective assets or property is bound or subject, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, vesting, modification, alteration or acceleration of any obligation under, or result in the creation of a lien, claim or encumbrance on any of the properties or assets of Xando or any of its Subsidiaries pursuant to, or result in the loss of any benefit under (including an increase in the price paid by, or cost to, Xando or any of its Subsidiaries), or require the consent of any other party to, or result in any obligation on the part of Xando or any of its Subsidiaries to repurchase (with respect to a bond or a note), any agreement, contract, instrument, bond, note, indenture, permit, license or franchise to which Xando or any of its Subsidiaries is a party or by which Xando, any of its Subsidiaries or any of their respective assets or properties are bound or subject.

            (b) Except for the filing of a certificate of merger with respect to the Merger as required by the DGCL, or any filings required pursuant to any state securities, "blue sky" or takeover laws, neither Xando nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery, performance or consummation of this Agreement or the Merger. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained by Xando or any of its Subsidiaries in connection with the execution, delivery, performance or consummation by it of this Agreement or any agreement or instrument or other document contemplated hereby or the transactions contemplated hereby or thereby.

            Section 4.6 Financial Statements. (a) The audited consolidated balance sheets of Xando and its Subsidiaries for the fiscal years ended December 28, 1997 and December 28, 1998 and the related audited statements of operations, stockholders' equity and cash flows for such fiscal years, reported on by EY, independent certified public accountants, have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved (except as may be disclosed in the notes thereto) and fairly present in all material respects the consolidated financial position of Xando and its Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. The books of account of Xando and its Subsidiaries have been prepared and maintained in accordance with Xando's normal practice consistent with the accounting principles and policies reflected in the

Xando consolidated financial statements which are referred to in this Section
4.6 (the "Xando Financial Statements").

            (b) The financial statements, including all related notes and schedules, contained in the Xando Financial Statements, fairly present in all material respects the consolidated financial position of Xando and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, retained earnings and cash flows of Xando and its Subsidiaries fairly present in all material respects the financial position of Xando and its Subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as disclosed in the notes thereto).

            Section 4.7 Absence of Certain Changes. (a) Since December 28, 1998, each of Xando and its Subsidiaries has conducted its business in the ordinary course of its business consistent with past practice (except in connection with the negotiation, execution and delivery of this Agreement or as would not, individually or in the aggregate, reasonably be expected to have a Xando Material Adverse Effect) and neither Xando nor any of its Subsidiaries have suffered any change constituting or reasonably likely to constitute a Xando Material Adverse Effect.

            (b) Since the end of Xando's fiscal year ended December 28, 1998, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Xando or any of its Subsidiaries, other than regular cash dividends consistent with past practice,
(ii) any change by Xando or any of its Subsidiaries to its accounting policies practices or methods except as permitted or required by GAAP, (iii) any amendment or change to the terms of any indebtedness material to Xando or any of its Subsidiaries; (iv) other than in the ordinary course of business consistent with past practice, any incurrence or cancellation of any claim, obligation, commitment or indebtedness material to Xando or any of its Subsidiaries; (v) other than in the ordinary course of business consistent with past practice, any material transfer, lease, license, sale, mortgage, pledge, encumbrance or other disposition of assets or properties of Xando or any of its Subsidiaries; (vi) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by Xando or any of its Subsidiaries, whether or not covered by insurance; (vii) other than in the ordinary course of business consistent with past practice, with respect to employees other than executive officers or directors, or except as required by applicable law, (A) any execution, adoption or amendment of any agreement or arrangement relating to severance or any employee benefit plan or employment or consulting agreement (including, without limitation, the Xando Benefit Plans) or (B) any grant of any stock options or other equity related award; or (viii) any agreement or commitment entered into with respect to any of the foregoing.

            Section 4.8 Litigation; Liabilities. (a) There are no civil, criminal or administrative actions, suits or claims, proceedings (including condemnation proceedings), hearings or investigations, pending or, to the knowledge of Xando, threatened against or otherwise adversely affecting Xando or any of its Subsidiaries or any of their respective assets or properties, except for any of the foregoing and which would not, individually or in the aggregate, reasonably be expected to have a Xando Material Adverse Effect.

            (b) Neither Xando nor any of its Subsidiaries (i) is subject to, nor has it received any notice regarding, any cease and desist or other order, judgment, injunction or decree issued by, (ii) is party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, (iv) is subject to any order or directive by, or (v) has adopted any board resolutions at the request of, any Governmental Entity, that restricts the conduct of its business (whether the type of business, the location thereof or otherwise) except for those which, individually or in the aggregate, would not reasonably be expected to have a Xando Material Adverse Effect, nor, to the knowledge of the Xando, has any Governmental Entity proposed issuing or requesting any of the foregoing, and which, individually or in the aggregate, would reasonably be expected to have a Xando Material Adverse Effect.

            (c) Neither Xando nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except (i) liabilities reflected or fully provided for in the consolidated balance sheet of Xando and its Subsidiaries (and related notes thereto) contained in the Xando Financial Statements for its fiscal year ended December 27, 1998, (ii) liabilities incurred in Xando's current fiscal year in the ordinary course of business consistent with past practice, (iii) liabilities permitted to be incurred pursuant to Section 5.1 or (iv) liabilities which, individually or in the aggregate, would not have a Xando Material Adverse Effect.

            Section 4.9 Compliance with Law. The business of Xando and each of its Subsidiaries is being conducted in accordance with all applicable statutes of law, ordinances, regulations, judgments, orders or decrees of any Governmental Entity, and not in violation of any permits, franchises, licenses, authorizations or consents granted by any Governmental Entity, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Xando Material Adverse Effect, and each of the Xando and its Subsidiaries has obtained all permits, franchises, licenses, authorizations or consents necessary for the conduct of its business, except for such permits, franchises, licenses, authorizations or consents the failure of which to obtain, individually or in the aggregate, would not reasonably be expected to have a Xando Material Adverse Effect.

            Section 4.10 Properties.

            (a) Owned Properties. Neither Xando nor its Subsidiaries own any real property.

            (b) Leased Properties. The Xando Disclosure Letter sets forth a true, correct and complete list of all leases, subleases, sub-subleases, licenses, revocable use permits and other agreements (collectively, the "Xando Real Property Leases") under which Xando or any Subsidiary thereof uses or occupies any real property, together with the effective and expiration dates of and parties to each Xando Real Property Lease and the parties to each lease (an "Xando Overlease") under which such real property has been subleased or sub-subleased to Xando or any Subsidiary thereof. (The buildings, structures and other material improvements covered by the Xando Real Property Leases are defined as the "Xando Improvements" and the Xando Improvements together with the land covered by such leases are defined as the "Xando Leased Real Property"). Xando has heretofore made available to Cosi and its counsel true, correct and complete copies of all Xando Real Property Leases (including all modifications thereof and all amendments and supplements thereto), and promptly after the execution hereof, Xando shall have delivered to counsel for Cosi such copies of the Xando Real Property Leases. No written notice of default or termination is outstanding with respect to any Xando Real Property Lease, and all rent and other sums and charges due and payable by Xando or any Subsidiary thereof under each Xando Real Property Lease are current. Each Xando Real Property Lease is valid, binding and in full force and effect and with respect to each Xando Real Property Lease, neither the landlord nor Xando nor any Subsidiary thereof is in default in its obligations, and no event has occurred nor does any condition exist which, with the giving of notice or the lapse of time or both, would constitute a default under any Xando Real Property Lease. Xando or a Subsidiary thereof holds the leasehold estate under and interest in each Xando Real Property Lease free and clear of all Encumbrances except (1) Encumbrances listed in the Xando Disclosure Letter with respect to which, to Xando's knowledge, no default (or event that, with the giving of notice or lapse of time or both, would constitute a default) exists, (2) Encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, (3) restrictions on use contained in Xando Real Property Leases that do not restrict the property subject thereto from being used as such property is currently used or (4) imperfections of title and other Encumbrances that do not materially detract from the value or impair the use of the assets subject thereto or impair the operations of Xando or its Subsidiaries (collectively, the Encumbrances described in clauses (1), (2), (3) and (4) shall be referred to as "Xando Permitted Encumbrances"). Neither Xando nor any Subsidiary thereof nor any holder of more than 10% of the Xando Common Stock has any material ownership, financial or other interest in the landlord or overtenant, as applicable, under any Xando Real Property Lease. To Xando's knowledge, none of the Xando Real Property Leases is in material violation of any terms, covenants or conditions of any applicable Xando Overlease or any encumbrance upon such Xando Real Property Lease.

            (c) Certain Actions and Rights Affecting Real Property Leases. Except as set forth in the Xando Disclosure Letter, neither Xando nor any Subsidiary thereof has taken any action and has suffered no action to occur which would materially adversely affect the interest of Xando or any Subsidiary thereof in the Xando Leased Real Property. Neither Xando nor any Subsidiary thereof owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Xando Leased Real Property or any portion thereof or interest therein, except as provided in the Xando Real Property Leases.

            (d) Personal Property. Xando or a Subsidiary thereof has good title to all of the material assets reflected in the balance sheet contained in the Xando Financial Statements for the fiscal year ended December 27, 1998 and all assets purchased or otherwise acquired by Xando or a Subsidiary thereof in the current fiscal year, in each case, free and clear of any Encumbrances, except for Xando Permitted Encumbrances.

            (e) Condemnation. To the knowledge of Xando, there is no threatened or contemplated condemnation proceeding affecting the Xando Leased Real Property or any part thereof or, during the term of any Xando Real Property Lease, any threatened or contemplated sale or other disposition of the Xando Leased Real Property or any part thereof in lieu of condemnation.

            (f) Casualty. No portion of the Xando Leased Real Property has suffered any material damage by fire or other casualty during the term of the Xando Real Property Lease therefor which has not heretofore been substantially repaired and restored to its original condition.

            (g) Space Leases. Neither Xando nor any Subsidiary thereof has entered into any lease, sublease, sub-sublease, license or other agreement granting to any person other than Xando or a Subsidiary thereof any right to the possession, use, occupancy or enjoyment of the Xando Leased Real Property or any portion thereof.

            Section 4.11 Material Contracts. (a) Set forth in the Xando Disclosure Letter is a list of all of the following Contracts, other than purchase orders in the ordinary course of business to which Xando or a Subsidiary thereof is a party or by which or to which Xando's or one of its Subsidiary's assets or properties are bound or subject:

            (1) Contracts with any current or former officer, director, employee or consultant (other than at will employment arrangements);

            (2) Contracts with any labor union or association representing any employee of Xando or Subsidiary thereof;

            (3) Contracts for the purchase or sale of materials, supplies, equipment or merchandise, or the furnishings or receipt of services, which are not cancelable upon notice of one year or less and which involve consideration in excess of $25,000;

            (4) Contracts for the sale of any material assets or properties of Xando or a Subsidiary thereof other than in the ordinary course of business;

            (5) Joint venture or partnership agreements;

            (6) Franchise, distribution or sales agency agreements or Contracts with any food brokers;

            (7) Contracts under which Xando or a Subsidiary thereof agrees to indemnify any party (other than leases and supply and service agreements in the ordinary course of business);

            (8) Contracts with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

            (9) Contracts containing obligations or liabilities of any kind to holders of Xando's or any of its Subsidiaries' securities as such;

            (10) Contracts containing covenants not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Xando or any Subsidiary thereof in any line of business or in any geographical area;

            (11) Contracts relating to the acquisition by Xando or any Subsidiary thereof of any operating business or the capital stock of any other Person;

            (12) Options for the purchase of any asset (tangible or intangible), for an aggregate purchase price of more than $25,000;

            (13) Contracts requiring the payment to any person of any override or similar commission or fee;

            (14) Contracts for the borrowing of money;

            (15) Any other Contact not made in the ordinary course of business that is material to Xando and its Subsidiaries taken as a whole; or

            (16) Any agreement or undertaking to enter into any of the foregoing.

            (b) Xando has made available to Cosi a correct and complete copy of each written Contract listed in the Xando Disclosure Letter. With respect to each such Contract:

            (1) The Contract is legal, valid, binding and enforceable against Xando or its Subsidiary that is party thereto and, to Xando's knowledge, the other party or parties thereto, subject to applicable bankruptcy, insolvency and similar laws in effect from time to time relating to or affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and, to Xando's knowledge, is in full force and effect;

            (2) Neither Xando nor any of its Subsidiaries nor, to the knowledge of Xando, any other party to the Contact, is in material breach or default, and no event has occurred which, with the giving of notice or lapse of time would constitute a material breach or default by Xando or any of its Subsidiaries, or, to the knowledge of Xando, by any other party, or permit termination or acceleration of the term thereof or amounts payable by Xando or any of its Subsidiaries or any other such party thereunder; and

            (3) Neither Xando nor any of its Subsidiaries has repudiated in writing any material provision of the Contract.

            Section 4.12 Accounts Receivable. All accounts receivable of Xando or any Subsidiary thereof that are reflected on the Xando Financial Statements for the fiscal year ended December 27, 1998 (collectively, the "Xando Accounts Receivable") represent, as of the date recorded, valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as set forth in the Xando Disclosure Letter, to the knowledge of Xando, there is no contest, claim, or right of setoff, other than returns in the ordinary course of business, contained in any agreement with the maker or makers of any Xando Accounts Receivable in excess of $1,000 which contests, claims or rights of setoff relate to the amount or validity of such Xando Accounts Receivable.

            Section 4.13 Employee Matters; ERISA. (a) Neither Xando nor any Subsidiary thereof maintains or contributes to, or has any obligation to contribute to or has any liability

(including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any Plan. Each such Plan is identified in the Xando Disclosure Letter to the extent applicable, as one or more of the following: an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare plan" (as defined in Section 3(1) of ERISA). With respect to each Plan, true and complete copies of the following have been provided to Cosi: the plan document or agreement or, with respect to any Plan that is not in writing, a written description of the terms thereof; the trust agreement, insurance contract or other documentation of any related funding arrangement; the summary plan description; the most recent required IRS Form 5500, including all schedules thereto; the most recent actuarial valuation report, financial statements and trust report; any communication to or from any Governmental Entity, including a written description of any oral communication; any individual award agreement; and all amendments or modifications to any such document. Neither Xando nor any Subsidiary thereof has made any plan or commitment, whether legally binding or not, to create any additional Plans or to amend or modify any existing Plan in a manner that would increase the benefits provided to any employee or former employee, consultant or director of Xando or any Subsidiary thereof. With respect to each Plan for which financial statements are required by ERISA, there has been no material adverse change in the financial status of such Plan since the date of the most recent such statements.

            (b) Neither Xando nor any Subsidiary thereof has incurred or will incur, either directly or indirectly (including as a result of an indemnification obligation) any liability under or pursuant to any provision of Title I or IV of ERISA, the penalty, excise tax or joint and several liability provisions of the Code and, to the knowledge of Xando, no event, transaction or condition has occurred, exists or is expected to occur which could reasonably be expected to result in any liability to Xando or any Subsidiary thereof.

            (c) Each Plan has been operated and administered and is in compliance with all applicable law except for any failures that, individually or in the aggregate, would not reasonably be expected to result in any liability to Xando or any Subsidiary thereof.

            (d) No Plan is subject to Section 302 of ERISA or Section 412 of the Code. The Xando Disclosure Letter identifies each Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and, with respect to each such Plan, if Xando or (to the extent applicable) one of its Subsidiaries were to withdraw completely from each such Plan as of the Closing Date, no liability would be incurred by such persons as a result of such withdrawal pursuant to Section 4201 and 4203 of ERISA.

            (e) With respect to each Plan, (i) all payments due from Xando or any Subsidiary thereof to date have been timely made; (ii) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has received a favorable determination letter from the IRS with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the knowledge of Xando, nothing has occurred since the date of such letter that has adversely affected or is likely to adversely affect such qualification or exemption; (iii) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Xando, threatened with respect to such Plan or against the assets of such Plan and (iv) Xando or, if applicable, its Subsidiary has complied with, and such

Plan conforms in form and operation to, all applicable laws and regulations, including ERISA and the Code, in all material respects.

            (f) The consummation of the transactions contemplated by this Agreement (alone or together with any other event) will not (i) accelerate the time of payment or vesting, or increase the amount, of any compensation due from Xando or one of its Subsidiaries to any Person under any Plan or otherwise, (ii) entitle any Person to any benefit under any Plan or otherwise or (iii) result in the payment or series of payments by Xando or any Subsidiary thereof to any person of any "excess parachute payment" within the meaning of Section 280G of the Code, or any other payment which would not be deductible for federal income tax purposes under the Code, determined without regard to the exclusion for reasonable compensation for services rendered. No payment made to any employee or former employee of Xando or any Subsidiary thereof will be nondeductible by reason of Section 162(m) of the Code.

            (g) Neither Xando nor any Subsidiary thereof has any liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured). with respect to any Person beyond his or her retirement or other termination of service other than (i) coverage mandated by
Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of Xando or any Subsidiary thereof, or (v) benefits in the nature of severance pay.

            (h) Neither Xando nor any Subsidiary thereof is a party to any collective bargaining agreements. There are no labor unions or other organizations representing, purporting to represent or attempting to represent, any employee of Xando or any Subsidiary thereof.

            (i) No unfair labor practice charge or complaint, work stoppage, slowdown, lockout or labor strike against Xando or any Subsidiary thereof by its respective employees is pending or, to the knowledge of Xando, threatened.

            (j) Neither Xando nor any of its Subsidiaries is involved in or, to Xando's knowledge, threatened with any labor dispute, grievance, arbitration or union organizing activity involving any employee of Xando or any Subsidiary thereof.

            (k) There are no complaints, charges or claims against Xando or any Subsidiary thereof pending, or to the knowledge of Xando threatened, based on, arising out of, in connection with or otherwise relating to the employment (or termination of employment) of any individual, including any claim relating to employment discrimination, equal pay, employee safety and health, wages and hours or workers' compensation.

            (l) Neither Xando nor any Subsidiary thereof has violated any statute, law, ordinance, rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or governmental agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor-related matters, including laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, employee/independent contractor classification, fair labor standards and occupational health and safety (including, without limitation the Fair Labor Standards Act of 1938, as amended), wrongful discharge or violation of the personal rights of employees, former employees or prospective employees such that the foregoing, when taken alone or together with any other violation or violations, could reasonably be expected to result in any liability to Xando or any Subsidiary thereof.

            (m) Neither Xando nor any Subsidiary thereof has any material liability, whether absolute or contingent, including any obligation under any employee benefit plans with respect to any misclassification of a person as an independent contractor rather than as an employee and no individual has been treated by Xando or any Subsidiary of Xando as a "leased employee" (within the meaning of Section 414(n) of the Code).

            Section 4.14 Environmental Matters. Except for those matters that would not, individually or in the aggregate, reasonably be expected to have a Xando Material Adverse Effect:

            (a) Xando and its Subsidiaries are in compliance with all applicable Environmental Laws.

            (b) There is no Environmental Claim pending or, to the knowledge of Xando threatened (A) against Xando or any of its Subsidiaries or (B) against any Person whose liability for any Environmental Claim has been retained or assumed contractually by Xando or any of its Subsidiaries.

            (c) None of the properties, presently or previously owned, leased, subleased, sub-subleased or operated by Xando or any of its Subsidiaries or any predecessor thereof are listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act, or any state or federal list of properties that have been identified for investigation or remediation under any Environmental Law.

            Section 4.15 Board Action; Required Vote. (a) Each of Xando's and Sub's Board of Directors has unanimously adopted (and not withdrawn) a resolution (together, the "Xando Merger Resolutions") approving this Agreement, and the transactions contemplated hereby, declaring their advisability and recommending to the stockholders of Sub that they vote in favor of approving this Agreement.

            (b) Xando, acting as the sole stockholder of Sub by unanimous written consent, has voted all of the outstanding shares of Sub Common Stock in favor of approving this Agreement, and the Secretary of Xando has certified such approval in accordance with Section 251 of the DGCL.

            (c) Xando's Board of Directors has adopted the resolution (the "Xando Amendment Resolution") set forth in Exhibit E, (A) proposing the amendments to the Xando certificate of incorporation set forth therein (the "Xando Amendments"), (B) declaring their advisability, (C) calling for their adoption and (D) recommending that all Xando stockholders entitled to vote on their adoption (including those stockholders entitled to vote thereon as a class) vote in favor of such amendments.

            (d) The votes taken by Xando referred to in paragraph (b) and to be taken by Xando's stockholders referred to in paragraph (c) are the only votes required by holders of any class or series of Xando or Sub capital stock required to approve this Agreement and the transactions contemplated hereby.

            Section 4.16 Brokers; Expenses. There is no broker, finder or investment banker or other Person entitled to any brokerage, finder's, investment banking or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Xando or any Subsidiary thereof.

            Section 4.17 Taxes. (a) All Tax Returns required to be filed by Xando or its Subsidiaries on or prior to the Effective Time or with respect to taxable periods ending on or prior to the Effective Time have been or will be prepared in good faith and timely filed with the appropriate Governmental Entity on or prior to the Effective Time or by the due date thereof including extensions.

            (b) All Taxes that are required to be paid have been or will be (i) fully paid (except with respect to matters contested in good faith as set forth in the Xando Disclosure Letter) or (ii) as of January 1, 1999 adequately reflected as a liability on Xando's or its Subsidiaries' books and records (without taking into account any deferred Tax liabilities), and all Taxes required to be collected or withheld from third parties have been collected or withheld.

            (c) Neither Xando nor any of its Subsidiaries have waived any statute of limitations with respect to federal income Taxes or agreed to any extension of time with respect to federal income or state Tax assessment or deficiency.

            (d) As of the date hereof, there are not pending or, to the knowledge of Xando, threatened any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters that (i) were raised by any Taxing authority in a written communication to Xando or any Subsidiary thereof and (ii) would, if determined adversely to Xando or any Subsidiary thereof, individually or in the aggregate, reasonably be expected to have a Xando Material Adverse Effect after taking into account any reserves for Taxes set forth in the Xando Financial Statement.

            (e) Xando has made available to Cosi true and correct copies of the United States federal income and all material state income or franchise Tax Returns filed by Xando and its Subsidiaries for each of its fiscal years ended December 29, 1996, December 28, 1997 and December 28, 1998.

            Section 4.18 Intellectual Property. (a) The Xando Disclosure Letter sets forth:

            (1) All United States and foreign trademark, service mark and trade name registrations and pending applications for registration therefor filed by or on behalf of Xando or any of its Subsidiaries;

            (2) All United States and foreign patents issued to and/or owned by Xando or any of its Subsidiaries and all pending patent applications filed by or on behalf of Xando or any of its Subsidiaries throughout the world;

            (3) All proprietary computer software applications, including databases and algorithms, of Xando or any of its Subsidiaries and indicating those applications that have been registered for copyright protection;

            (4) All United States and foreign copyright registrations (other than those listed in Section 4.18(a)(3)) issued to Xando or any of its Subsidiaries and all pending applications for copyright registrations filed by or on behalf of Xando or any of its Subsidiaries:

            (5) All existing agreements or arrangements pursuant to which Xando or any of its Subsidiaries have licensed any IP Rights (as defined below) used or held for use by Xando or any of its Subsidiaries (the "Xando IP Rights") to any other Person;

            (6) All existing agreements or arrangements pursuant to which Xando or any of its Subsidiaries are granted a license to use IP Rights owned by any other Person;

            (b) (1) Xando or one of its Subsidiaries owns or is licensed to use all of the IP Rights used in its business as presently and heretofore conducted;

            (2) Neither Xando nor any of its Subsidiaries has licensed or made any other arrangement to allow any other Person to use or otherwise exploit any Xando IP Rights, including any trade secrets used in the Xando Business;

            (3) To Xando's knowledge, the Xando IP Rights are owned by Xando or one of its Subsidiaries free and clear of any and all Encumbrances whether written, oral or implied in fact or law, except for any Encumbrances that would not have a Xando Material Adverse Effect;

            (4) The Xando IP Rights are valid and enforceable, and to Xando's knowledge, no Person has asserted a claim that any of the Xando IP Rights are invalid or unenforceable, or challenging the ownership of the Xando IP Rights by Xando or one of its Subsidiaries;

            (5) To Xando's knowledge, no Person is making unauthorized use or is otherwise infringing or misappropriating the Xando IP Rights; and

            (6) To Xando's knowledge, no claim has been made that the Xando IP Rights or any product or service of Xando or any of its Subsidiaries infringes or violates the IP Rights of any other Person.

            Section 4.19 Insurance. The Xando Disclosure Letter sets forth a list of all property and casualty insurance policies or binders or other insurance held by or on behalf of Xando or any of its Subsidiaries including those required in connection with the leasing, use, occupancy or operation of the Xando Leased Real Property as currently used, occupied and operated, directors' and officers' insurance and worker's compensation insurance, and with respect to each such policy or binder, the name of the insurer, the type of insurance, the period of coverage, the amount of coverage (both initially and as presently available), the principal terms, the policy number, the name of the policyholder and of each insured and loss payee, the premium payable and the name, address and telephone number of the agent. Neither Xando nor any of its Subsidiaries is party to, or bound by, any Contract requiring Xando or any of its Subsidiaries to name a third party as loss payee under any insurance policy or binder held by or on behalf of Xando or any of its Subsidiaries otherwise requiring Xando or any of its Subsidiaries to obtain insurance for or on behalf of any third party. The Xando Disclosure Letter sets forth by year for the current policy year and the preceding policy year:

            (a) A summary of the loss experience under such policy;

            (b) A statement describing each claim under an insurance policy for an amount in excess of $25,000; and

            (c) A statement describing the loss experience for claims in excess of $25,000 that were self-insured, including the number and aggregate cost of such claims. The Xando Disclosure Letter describes all obligations of Xando or any of its Subsidiaries to provide insurance coverage to third parties (such as, for example, under service agreements) other than pursuant to Xando Real Property Leases and identifies the policy under which such coverage is provided. The Xando Disclosure Letter describes any self-insurance arrangement by or affecting Xando or any of its Subsidiaries, including any reserves established thereunder.

Xando will deliver, within ten days of the date hereof, true and complete copies of all policies of insurance to which Xando or any of its Subsidiaries is a party or under which Xando or any of its Subsidiaries is covered and true and complete copies of all applications for policies of insurance. All policies to which Xando or any of its Subsidiaries is a party or that provide coverage to Xando or any of its Subsidiaries are in full force and effect, and to the knowledge of Xando, are sufficient for substantial compliance with all Contracts and all applicable laws and regulations of any Governmental Entity to which Xando or any of its Subsidiaries is a party or by which Xando or any of its Subsidiaries is bound, as applicable. Xando and its Subsidiaries have paid all premiums due and has otherwise performed all of its respective obligations under each policy listed or required to be listed on the Xando Disclosure Letter, except such as will not adversely affect Xando's and its Subsidiaries' coverage thereunder.

            Section 4.20 Accounting and Other Tax Matters. (a) Neither Xando nor any of its affiliates has taken or agreed to take any action, nor does Xando have any knowledge of any fact or circumstance with respect to Xando, which would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

            (b) Neither Xando nor any of its Subsidiaries has taken or failed to take any action which action or failure (without giving effect to any actions or failures to act by Cosi or any of its Subsidiaries) would prevent the treatment of the Merger as a pooling-of-interests for accounting purposes.

            Section 4.21 Potential Conflicts of Interest. To the knowledge of Xando, no officer, director or stockholder of Xando or any Subsidiary thereof and no entity known by Xando to be controlled by any such officer, director, or stockholder (i) is directly or indirectly engaged in or (ii) owns, directly or indirectly, any interest in (excepting no more than 5% stockholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is directly or indirectly engaged in the business of Xando or any of its Subsidiaries as a customer whose purchases accounted for more than 5% of Xando's consolidated net revenues during the fiscal year ended December 27, 1998, or is a supplier from whom Xando or any Subsidiary thereof purchased in excess of $300,000 worth of products during the fiscal year ended December 27, 1998.

            Section 4.22 No Other Agreements to Sell. Except pursuant to this Agreement, neither Xando nor any Subsidiary thereof has any obligation, absolute or contingent, legally binding or otherwise to any other Person to sell any portion of its assets, to sell any material portion of its capital stock or other ownership interests or to effect any merger, consolidation or other reorganization of itself or to enter into any agreement with respect thereto.

            Section 4.23 Customers. The Xando Disclosure Letter sets forth for the fiscal year ended December 27, 1998 (i) each customer of Xando or any Subsidiary whose purchases accounted for more than 5% of Xando's consolidated net revenues during such fiscal year and (ii) each supplier from whom Xando or any Subsidiary purchased in excess of $300,000 worth of products during such fiscal year. Except as set forth in the Xando Disclosure Letter, no such supplier or customer of Xando or any of its Subsidiaries has notified Xando or any of its Subsidiaries that it has canceled or otherwise terminated, or has threatened in writing to cancel or otherwise terminate, its relationship with Xando or one of its Subsidiaries.

            Section 4.24 Products and Inventories. The values of the inventories of Xando and its Subsidiaries reflected on the Xando Financial Statements and carried on the books of account of Xando and its Subsidiaries reflect the normal inventory valuation policies of Xando and are carried in accordance with GAAP, consistently applied. Except as reflected in the Xando Financial Statements for the fiscal year ended December 27, 1998, such inventories do not include any material amount of obsolete or defective materials or any material amount of excess stock items (assuming the continuation of operations as currently conducted at their current levels).

            Section 4.25 Officers, Directors and Key Employees. The Xando Disclosure Letter lists:

            (a) The names, positions held and total compensation of each salaried employee and each director, consultant or agent of Xando as of December 28, 1998;

            (b) All wage and salary increases or bonuses received by the Persons referred to in paragraph (a) during the fiscal year ended December 28, 1998, and any amounts received during the current fiscal year and any accrual for or commitment or agreement by Xando or any of its Subsidiaries to pay wage or salary increases or bonuses thereto (it being understood that none of such Persons has given a written threat to Xando or any of its Subsidiaries to cancel or otherwise terminate such Person's relationship with Xando or its Subsidiary);

            (c) The names, positions held and total compensation of all Persons hired by Xando or any of its Subsidiaries since December 28, 1999 who have annual salaries or expected total annual compensation in excess of $50,000; and

            (d) Any arrangement or obligation of Xando or any of its Subsidiaries to make any payment to any of the Persons referred to in paragraph
(a) or (c) as a result of, or conditioned on, the consummation of the Merger.

            Section 4.26 Year 2000. To the knowledge of Xando, the failure of Xando or any its Subsidiaries or of any of their respective material suppliers or customers or of any other Persons with which either Xando or any of its Subsidiaries conducts business to identify and resolve any Year 2000 Problem relating to the business of Xando, such Subsidiaries, such material suppliers or customers or such other Persons will not have a Xando Material Adverse Effect.

            Section 4.27 Prior Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

            Section 4.28 Xando Shareholders. The Xando Disclosure Letter contains a complete and accurate list setting forth the following information with respect to each Person who is a holder of any Xando Shares or Xando Equity
Rights: (a) such Person's name; and (b) the number of Xando Shares or Xando Equity Rights held by such Person.


                                    ARTICLE V

                           CONDUCT PENDING THE MERGER

            Section 5.1 Interim Operations of Cosi. (a) Cosi covenants that, after the date hereof and prior to the Effective Time (unless Xando shall otherwise approve in writing, or unless as otherwise expressly contemplated by this Agreement or disclosed in the Cosi Disclosure Letter or required by applicable law):

            (i)its Business shall be conducted in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, it shall use its best efforts to preserve its business organization intact, to keep available the services of its officers and employees and to maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors and others having material business relationships with Cosi;

            (ii) it shall not (A) amend its certificate of incorporation or by-laws, or adopt any stockholders' rights plan or enter into any agreement with any of its stockholders in their capacity as such; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside, make or pay any dividend or distribution payable in cash, stock or property in respect of any of capital stock of itself; or (D) repurchase, redeem or otherwise acquire any Cosi Shares or Cosi Equity Rights (it being understood that this provision shall not prohibit the exercise of options);

            (iii) Cosi shall not take or fail to take any action that would (A) prevent the business combination to be effected pursuant to this Agreement from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, (B) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or (C) cause any of its representations and warranties herein to become inaccurate or misleading in any material respect;

            (iv) except as required by applicable law, pursuant to contractual obligations in effect on the date hereof, required in order to maintain tax qualified status or as requested by the IRS in order to receive a determination letter for such employee benefit plan, Cosi shall not (A) other than in the ordinary course of business consistent with past practice, enter into, adopt or amend any agreement or arrangement relating to severance, (B) other than in the ordinary course of business consistent with past practice, enter into, adopt or amend any employee benefit plan or employment or consulting agreement (including the Cosi Benefit Plans);
      (C) grant any stock options or other equity related awards or (D) other than in the ordinary course of business consistent with past practice, make any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, officer, director, consultant or agent;

            (v)except for (A) borrowings under agreements existing as of the date hereof and (B) new indebtedness in aggregate not to exceed $15,000 incurred in the ordinary course of business consistent in all material respects with past practice, Cosi shall not issue or incur, or amend the terms of, any indebtedness for borrowed money or guarantee any such indebtedness;

            (vi) Cosi shall not make any capital expenditures after the date hereof outside the ordinary course of business;

            (vii) other than in the ordinary course of business consistent with past practice, Cosi shall not transfer, lease, sublease, sub-sublease, license, sell, mortgage, pledge, encumber or otherwise dispose of any material property or material assets;

            (viii) Cosi shall not issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, except any such shares issued pursuant to options and other awards outstanding on the date hereof under the Cosi Benefit Plans;

            (ix) Cosi shall not acquire or make any investment in any business or other Person, whether by merger, consolidation, purchase of property or assets or otherwise, other than investments in the ordinary course of business consistent with past practice;

            (x) Cosi shall not change its accounting policies, practices or methods except as required by GAAP,

            (xi) Cosi shall not enter into any material agreement or grant any release or relinquishment of any material agreement or material Contract right or fail to renew any material Contract;

            (xii) Cosi shall not change or, other than in the ordinary course of business consistent with past practice, make any material Tax election;

            (xiii) Cosi shall not make any loans, advances or capital contributions to, or investments in, any Person, except in the ordinary course of its business consistent with past practice;

            (xiv) Cosi shall not enter into, amend or extend any material collective bargaining or other labor agreement or employment agreement for any current employee whose annual compensation (including bonuses and commissions) exceeds $50,000, except as required by law and except in the ordinary course of its business consistent in all material respects with past practice;

            (xv) except in the ordinary course of business consistent with past practice, neither Cosi nor any other Person on behalf of Cosi will enter into or become a party to or become obligated under any Contract or other arrangement (oral or written) relating to the payment of any brokerage fees, finder's fees or commissions or other similar compensation in connection with or relating to business between Cosi and any of its customers;

            (xvi) Cosi shall not materially change any of its business policies or practices, including, without limitation, advertising, marketing, franchising, pricing, purchasing, personnel, sales or returns, except in the ordinary course of business consistent with past practice;

            (xvii) Cosi shall not fail to perform any of its material obligations, or suffer or permit any material default by Cosi to exist, under any material Contract;

            (xviii) Cosi shall not reduce its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business consistent with past practice;

            (xix) Cosi shall not pay, directly or indirectly, any of its material liabilities before the same become due in accordance with their terms or otherwise, except in the ordinary course of business consistent with past practice;

            (xx) Cosi shall not suffer or incur any damage, destruction or loss, whether or not covered by insurance, which will have a Cosi Material Adverse Effect;

            (xxi) Cosi shall not enter into a lease with respect to a new store to be owned and operated by Cosi or a franchisee, enter into any sublease, sub-sublease or license with respect to any of the Cosi Leased Real Property (except as set forth in the Cosi Disclosure Letter) or, without the prior written consent of Xando (which consent shall not be unreasonably withheld), make any payment or amend any material term of any lease in order to obtain the transaction consent of the lessor with respect to such lease;

            (xxii) Cosi shall not enter into any commitments or agreements to do any of the foregoing; and

            (xxiii) Cosi shall not alter in any way the number or class of the outstanding shares of Cosi Common Stock by reason of any (A) distribution,
      (B) reclassification,

      (C) stock split, (D) combination of shares, (E) dividend declaration which is payable in stock thereon and which has a record date subsequent to the date hereof and prior to the Effective Time, or (F) other transaction which is similar to the foregoing.

            (b) From the date hereof through the Closing Date, Cosi shall promptly notify Xando of any investigations of which Cosi has knowledge or any claims which, after the date hereof, are commenced or threatened against Cosi or any of the properties or assets of Cosi or any officer, director or employee of Cosi, arising out of or relating to the affairs or conduct of the business of Cosi or that would be required to be listed in the Cosi Disclosure Letter.

            (c) Xando and its employees, independent accountants, attorneys, agents and authorized representatives shall have reasonable opportunity and access during normal business hours to the plants, properties, documents, files, books and records of Cosi, and shall be provided with such information as to the business, properties and assets of Cosi as Xando may from time to time reasonably request to update Xando with respect to events occurring after the date hereof.

            (d) Cosi shall give any and all notices, make any and all reports or filings and use its commercially reasonable efforts to obtain any and all consents, waivers, approvals, releases or authorizations required to be given, made or obtained, as applicable, by Cosi pursuant to the Cosi Real Property Leases in connection with the transactions contemplated hereunder.

            (e) Cosi shall call a meeting of its stockholders to be held no later than October 1, 1999 for the purpose of voting upon this Agreement and related matters. Cosi will, through its Board of Directors, recommend to its stockholders approval of such matters.

            Section 5.2 Interim Operations of Xando. (a) Xando covenants as to itself and its Subsidiaries, that, after the date hereof and prior to the Effective Time (unless Cosi shall otherwise approve in writing, or unless as otherwise expressly contemplated by this Agreement or disclosed in the Xando Disclosure Letter or required by applicable law):

            (i) its Business shall be conducted in all material respects in the ordinary course consistent with past practice and, to the extent consistent therewith, each of Cosi and its Subsidiaries shall use its best efforts to preserve its business organization intact, to keep available the services of its officers and employees and to maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors and others having material business relationships with Xando and/or its Subsidiaries;

            (ii) except as contemplated in Section 7.1(d) hereof, it shall not
      (A) amend its certificate of incorporation or by-laws, or adopt any stockholders' rights plan or enter into any agreement with any of its stockholders in their capacity as such; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock of Xando or its Subsidiaries; (C) declare, set aside, make or pay any dividend or distribution payable in cash, stock or property in respect of any of capital stock of Xando or its Subsidiaries; or (D) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of capital stock of Xando or Xando Equity Rights (it being understood that this provision shall not prohibit the exercise of options);

            (iii) neither Xando nor any of its Subsidiaries shall take or fail to take any action that would (A) prevent the business combination to be effected pursuant to this Agreement from qualifying for "pooling of interests" accounting treatment under GAAP and the rules and regulations of the SEC, (B) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368 of the Code or (C) cause any of its representations and warranties herein to become inaccurate or misleading in any material respect;

            (iv) except as required by applicable law, pursuant to contractual obligations in effect on the date hereof required in order to maintain tax qualified status or as requested by the IRS in order to receive a determination letter for such employee benefit plan, Xando shall not, and shall not permit its Subsidiaries to, (A) other than in the ordinary course of business consistent with past practice, enter into, adopt or amend any agreement or arrangement relating to severance, (B) other than in the ordinary course of business consistent with past practice, enter into, adopt or amend any employee benefit plan, or employment or consulting agreement (including the Xando Benefit Plans); (C) grant any stock options or other equity related awards or (D) other than in the ordinary course of business consistent with past practice, make any wage or salary increase or bonus, or increase in any other direct or indirect compensation for or to any employee, officer, director, consultant or agent;

            (v) except for (A) borrowings under agreements existing as of the date hereof and (B) new indebtedness in aggregate not to exceed $15,000 incurred in the ordinary course of business consistent in all material respects with past practice, neither Xando nor any of its Subsidiaries shall issue or incur, or amend the terms of, any indebtedness for borrowed money or guarantee any such indebtedness;

            (vi) neither Xando nor any of its Subsidiaries shall make any capital expenditures after the date hereof outside the ordinary course of business;

            (vii) other than in the ordinary course of business consistent with past practice, neither Xando nor any of its Subsidiaries shall transfer, lease, sublease, sub-sublease, license, sell, mortgage, pledge, encumber or otherwise dispose of any material property or material assets of Xando and its Subsidiaries taken as a whole;

            (viii) except as contemplated by Section 7.1(d) hereof, neither Xando nor any of its Subsidiaries shall issue, deliver, sell or encumber shares of any class of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, except any such shares issued pursuant to options and other awards outstanding on the date hereof under the Xando Benefit Plans;

            (ix) neither Xando nor any of its Subsidiaries shall acquire or make any investment in any business or other Person, whether by merger, consolidation, purchase of property or assets or otherwise, other than investments in the ordinary course of business consistent with past practice;

            (x)Xando shall not change its accounting policies, practices or methods except as required by GAAP;

            (xi) Xando shall not, and shall not permit any of its Subsidiaries, to enter into any agreement that is material to Xando and its Subsidiaries taken as a whole, or grant any release or relinquishment of any agreement or Contract right or fail to renew any Contract, in each case if such action or omission to act is material to Xando and its Subsidiaries taken as a whole;

            (xii) Xando shall not change or, other than in the ordinary course of business consistent with past practice, make any material Tax election;

            (xiii) neither Xando nor any of its Subsidiaries shall make any loans, advances or capital contributions to, or investments in, any Person, except in the ordinary course of its business consistent with past practice;

            (xiv) neither Xando nor any of its Subsidiaries shall enter into, amend or extend any material collective bargaining or other labor agreement or employment agreement for any current employee whose annual compensation (including bonuses and commissions) exceeds $50,000, except as required by law and except in the ordinary course of its business consistent in all material respects with past practice;

            (xv) except in the ordinary course of business consistent with past practice, neither Xando, nor any of its Subsidiaries, nor any other Person on behalf of Xando or any of its Subsidiaries, will enter into or become a party to or become obligated under any Contract or other arrangement (oral or written) relating to the payment of any brokerage fees, finder's fees or commissions or other similar compensation in connection with or relating to business between Xando or any of its Subsidiaries on the one hand and any of their customers, on the other;

            (xvi) neither Xando nor any of its Subsidiaries shall materially change any of its business policies or practices, including, without limitation, advertising, marketing, franchising, pricing, purchasing, personnel, sales or returns, except in the ordinary course of business consistent with past practice;

            (xvii) neither Xando nor any of its Subsidiaries shall fail to perform any of its material obligations, or suffer or permit any material default by Xando to exist, under any material Contract;

            (xviii) neither Xando nor any of its Subsidiaries shall reduce its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business consistent with past practice;

            (xix) neither Xando nor any of its Subsidiaries shall pay, directly or indirectly, any of its material liabilities before the same became due in accordance with their terms or otherwise, except in the ordinary course of business consistent with past practice;

            (xx) neither Xando nor any of its Subsidiaries shall suffer or incur any damage, destruction or loss, whether or not covered by insurance, which will have a Xando Material Adverse Effect;

            (xxi) neither Xando nor any of its Subsidiaries shall enter into a lease with respect to a new store to be owned and operated by Xando or any Subsidiary or, in either case, franchisee thereof, enter into any sublease, sub-sublease or license with respect to any of the Xando Leased Real Property (except as set forth in the Xando Disclosure Letter) or, without the prior written consent of Cosi (which consent shall not be unreasonably withheld), make any payment or amend any material term of any lease in order to obtain the transaction consent of the lessor with respect to such lease;

            (xxii) neither Xando nor any of its Subsidiaries shall enter into any commitments or agreements to do any of the foregoing; and

            (xxiii) except as contemplated in Section 7.1(d) hereof, Xando shall not alter in any way the number or class of the outstanding shares of Xando Common Stock by reason of any (A) distribution, (B) reclassification, (C) stock split, (D) combination of shares, (E) dividend declaration which is payable in stock thereon and which has a record date subsequent to the date hereof and prior to the Effective Time, or (F) other transaction which is similar to the foregoing.

            (b) From the date hereof through the Closing Date, Xando shall promptly notify Cosi of any investigations of which Xando has knowledge or any claims which, after the date hereof, are commenced or threatened against Xando, any Subsidiary thereof or any of the properties or assets of Xando, any of its Subsidiaries or any officer, director or employee of Xando or any of its Subsidiaries, arising out of or relating to the affairs or conduct of the business of Xando or any of its Subsidiaries or that would be required to be listed in the Xando Disclosure Letter.

            (c) Cosi and its employees, independent accountants, attorneys, agents and authorized representatives shall have reasonable opportunity and access during normal business hours to the plants, properties, documents, files, books and records of Xando, and shall be provided with such information as to the business, properties and assets of Xando as Cosi may from time to time reasonably request to update Cosi with respect to events occurring after the date hereof.

            (d) Xando's Board of Directors shall adopt the Xando Amendment Resolution.

            Section 5.3 No Solicitation. (a) Cosi shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted by it or any of its Representatives with respect to any proposed, potential or contemplated Acquisition Transaction.

            (b) From and after the date hereof, without the prior written consent of Xando, Cosi will not authorize or permit any of its officers, directors, employees, financial advisors, agents or representatives (each a "Representative") directly or indirectly to solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any Person (other than from Xando or Sub), or engage in any discussion or negotiations relating thereto.

            (c) Neither the Board of Directors of Xando nor the Board of Directors of Cosi shall withdraw, amend or modify in a manner adverse to the other Party (for which purposes Xando and Sub shall be treated as a single Parry) its recommendation referred to in Sections 5.1(e) and 5.2(e).

            (d) For purposes of this Agreement, except as set forth in Section 8.2(i) and other than with respect to any transaction to which exclusively Xando and/or any of its Subsidiaries on the one hand and exclusively Cosi on the other hand is a party, "Acquisition Proposal" shall mean, with respect to Cosi or Xando, any inquiry, proposal or offer from any Person (other than Xando or any of its Subsidiaries) relating to any (i) direct or indirect acquisition or purchase of a business thereof, that contributes 10% or more of the consolidated net revenues, net income or assets thereof, (ii) direct or indirect acquisition or purchase of 10% or more of any class of equity securities thereof, or of any Subsidiary thereof the business of which contributes 10% or more of the consolidated net revenues, net income or assets thereof, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class or series of capital stock thereof, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction with respect thereto or any Subsidiary thereof the business of which contributes 15% or more of the consolidated net revenues, net income or assets thereof. Each of the transactions referred to in clauses (i) through (iv) of the definition of Acquisition Proposal, is referred to herein as an "Acquisition Transaction".


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            Section 6.1 Publicity. No Party shall issue any press release or otherwise make any public statements with respect to the Merger without the prior consent of the other Party (for which purpose Xando and Sub shall be considered a single Party).

            Section 6.2 Further Actions. Each of the Parties shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, use its reasonable best efforts (a) to perform such further acts and execute such documents as may be reasonably required to (i) effect the transactions contemplated hereby, (ii) obtain in a timely manner all necessary waivers, consents and approvals (including, without limitation, any such waivers, consents and approvals required, either prior to or subsequent to the Effective Time, with respect to the Cosi Real Property Leases as a result of the Merger) and (iii) effect all necessary registrations and filings, and (b) to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger.

            Section 6.3 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Party incurring such expenses.

            Section 6.4 Notification of Certain Matters. Each Party shall give prompt notice to the other Party of the following:

            (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence is reasonably expected to cause not to be satisfied any of the conditions precedent set forth in Article VII; and

            (b) the status of matters relating to the completion of the Merger, including promptly furnishing the other Party with copies of notices or other communications received by such notifying Party or any of its Subsidiaries from any third party and/or Governmental Entity with respect to this Agreement or the transactions contemplated hereby, including the Merger.

            Section 6.5 Review of Information. Subject to applicable laws relating to the exchange of information, each Party shall have the right to review in advance, and to the extent practicable, each will consult with the other about all information relating to it or any of its Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable.

            Section 6.6 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Xando shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of Cosi (to the extent such Person is or was acting in such capacity) (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for acts or omissions existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL or other applicable law.

            (b) Xando shall maintain, or cause the Surviving Corporation to maintain, a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as Surviving Corporation's directors' and officers' liability insurance coverage existing immediately prior to the Effective Time for a period of six years after the Effective Time; provided, however, that if the existing D&O Insurance expires, is terminated or canceled by the insurer, or if the annual premium therefor is increased to an amount in excess of 150% of the annualized amount of the last premium paid prior to this date (the "Current Premium"), in each case during such six year period, Xando shall, or shall cause the Surviving Corporation to, obtain D&O Insurance in an amount and scope as great as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium.

            (c) If Xando or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Xando or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.6.

            (d) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

            Section 6.7 Amendment of Xando By-Laws. The parties hereby agree that, immediately after the Effective Time, Xando's Board of Directors shall adopt the resolutions set forth in Exhibit F, amending the Xando by-laws.

            Section 6.8 Pooling-of-Interests. Each of the Parties will use its reasonable best efforts to cause the Merger to be accounted for as a pooling-of-interests in accordance with GAAP and the rules and regulations of the SEC.

            Section 6.9 Tax-Free Reorganization. Each of the Parties will use its reasonable best efforts to cause the Merger to qualify as a tax-free "reorganization" under Section 368 of the Code.

            Section 6.10 [Intentionally Omitted]

            Section 6.11 Benefit Plans. As of the Closing Date, Xando shall (or shall cause the Surviving Corporation to) either continue the existing Cosi Benefit Plans or provide, or cause the Surviving Corporation to provide benefits to employees of Cosi that are no less favorable in the aggregate to such employees (considered as a group) than those provided under the Xando Benefit Plans (as they may be amended from time to time) to similarly situated employees of one or more operating unit of Xando or its Subsidiaries. For purposes hereof, "Xando Benefit Plan" means any employee benefit plan, arrangement, practice, contract or agreement of any type (including but not limited to a plan described in Section 3(3) of ERISA), maintained from time to time by one or more operating unit of Xando or its Subsidiaries for its employees generally.

            Section 6.12 Service Credit. With respect to any Xando Benefit Plan which is an "employee benefit plan" as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits, vacation entitlement and service awards (but excluding benefit accrual under any defined benefit pension plan or similar arrangement), service with Cosi shall be treated as service with Xando or its Subsidiaries; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, and the application of any preexisting condition limitations. Cosi employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Xando Benefit Plan.

            Section 6.13 Compensation Contracts. Xando shall, or shall cause the Surviving Corporation to, assume and honor the obligations of Cosi under all employment, severance, consulting and other compensation contracts, arrangements, commitments or understandings ("Compensation Contracts"), in accordance with their terms, as disclosed in the Cosi Disclosure Letter.

            Section 6.14 Confidentiality Agreement. Xando and Cosi acknowledge and confirm that each has entered into a Confidentiality Agreement, dated April 9, 1999 (the "Confidentiality Agreement"), that information provided by each Party to the other Parties pursuant to this Agreement is subject to the terms of the Confidentiality Agreement and shall be treated as "Confidential Information" thereunder and that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

            Section 6.15 Cosi Executive Agreements. Each of Jonathan M. Wainwright, Jr. and Andrew S. Wainwright (the "Cosi Executives") hereby agrees and acknowledges that, unless otherwise expressly agreed hereafter in writing by each of the Cosi Executives and Xando:

            (a) the information, observations and data obtained by him while employed by Xando, the Surviving Corporation or any of its affiliates concerning the business or affairs of Xando, the Surviving Corporation or any of its affiliates ("Confidential Information") are the property of Xando, the Surviving Corporation or such affiliate. Therefore, each Cosi Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board of Directors of Xando, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Cosi Executive's acts or omissions or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (it being understood that, to the extent practicable, Cosi Executive shall provide Xando with prompt notice of any such event and cooperate in good faith to enable Xando, the Surviving Corporation or such affiliate to participate to protect its interests in such confidential information). Each Cosi Executive shall deliver to Xando, the Surviving Corporation or any of its affiliates as of the date of each such Cosi Executives termination of employment, or at any other time Xando, the Surviving Corporation or any of its affiliates may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of Xando, the Surviving Corporation or any of its affiliates which he may then possess or have under his control;

            (b) all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to Xando, the Surviving Corporation or any of its affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Cosi Executive while employed by Xando, the Surviving Corporation or any of its affiliates ("Work Product") belong to Xando, the Surviving Corporation or any such affiliate. Cosi Executive shall promptly disclose such Work Product to the Board of Directors of Xando and perform all actions reasonably requested by the Board (whether during or after Cosi Executive's employment with Xando, the Surviving Corporation or any of its affiliates) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments);

            (c) during his employment with Xando, the Surviving Corporation or any of its affiliates he has become familiar, and he will continue to become familiar, with Xando, the Surviving Corporation or any of its affiliates' trade secrets and with other Confidential Information concerning Xando, the Surviving Corporation or any of its affiliates and that his services have been and shall be of special, unique and extraordinary value to Xando, the Surviving Corporation or any of its affiliates. Therefore, each Cosi Executive agrees that, during the period of his employment with Xando, the Surviving Corporation or any of its affiliates and for eighteen months thereafter (the "Noncompete Period") he shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, permit his name to be used by or participate in any (x) business similar to the businesses of Xando, the Surviving Corporation, or any of its affiliates, as such businesses exist or are in process on the date of such Cosi Executive's termination of employment or (y) restaurant, bar, sandwich shop, coffee shop or other food service establishment, within the United States of America or Canada or any other country in which Xando, the Surviving Corporation or its affiliates engage or plan to engage in such businesses. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include ownership of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Each Cosi Executive acknowledges and agrees that the covenant contained in this paragraph 6.15(c) is reasonable with respect to its duration, geographical area and scope;

            (d) during the Noncompete Period, Cosi Executive shall not directly or indirectly (i) induce or attempt to induce any employee of Xando, the Surviving Corporation or any affiliate to leave the employ of Xando, the Surviving Corporation or such affiliate, or in any way interfere with the relationship between Xando, the Surviving Corporation or any affiliate and any employee thereof, (ii) hire any person who was an employee of Xando, the Surviving Corporation or any affiliate at any time during Cosi Executive's period of employment with Xando, the Surviving Corporation or any affiliates or for 180 days thereafter or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Xando, the Surviving Corporation or any affiliate to cease doing business with Xando, the Surviving Corporation or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or business relation and Xando, the Surviving Corporation or any affiliate (including, without limitation, making any negative statements or communications about Xando, the Surviving Corporation or any of its affiliates);

            (e) if, at the time of enforcement of any of the paragraphs of
Section 6.15 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Cosi Executive's services are unique and because Cosi Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of any of the paragraphs of Section 6.15 of this Agreement. Therefore, in the event a breach or threatened breach of any of the paragraphs of Section 6.15 of this Agreement, Xando, the Surviving Corporation or any affiliate or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by a Cosi Executive of Section 6.15(c) of this Agreement, the Noncompete Period shall be tolled until such breach or violation has been duly cured.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

            Section 7.1 Conditions to the Obligations of the Parties to Consummate the Merger. The respective obligation of each Party to consummate the Merger shall be subject to the satisfaction of each of the following conditions:

            (a) Stockholder Adoption/Approval. (i) The requisite holders of the stock of Cosi shall have voted to adopt this Agreement in accordance with the DGCL and such adoption shall have been certified by the Secretary or Assistant Secretary of Cosi in accordance with Section 251 of the DGCL, (ii) the requisite holders of the stock (common or otherwise) of Xando required or entitled to vote, individually and, as applicable, as a series, on the Xando Amendments shall have voted in favor of the adoption of such Amendments, and such adoption shall have been duly certified in accordance with Section 242 of the DGCL, and
(iii) the requisite holders of the stock (common or otherwise) of Xando shall have granted, individually and, as applicable, as a series, any and all consents to the transactions contemplated hereby required pursuant to Xando's organizational documents or any agreement between any such holders and Xando.

            (b) Legality. No order, decree or injunction shall have been entered or issued by any Governmental Entity which shall be in effect and shall have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Each Party agrees that, in the event that any such order, decree or injunction shall be entered or issued, it shall use its reasonable best efforts to cause the same to be lifted or vacated.

            (c) Accountant's Letter. Ernst & Young LLP ("EY") shall have delivered a letter, dated as of the date hereof, regarding the appropriateness, assuming the Merger is closed and consummated in accordance with this Agreement, of accounting for the Merger as a pooling-of-interests under Accounting Principles Board Opinion No. 16.

            (d) Conversion of Certain Xando Shares. (i) Each of Andrew Stenzler, Nicholas Marsh and David Kaufman shall have converted all of the shares of Xando Series B Preferred Stock owned by him into the number of shares of Xando Common Stock into which the same are permitted to be converted pursuant to the terms of Xando's Certificate of Incorporation.

            (ii) Ziff Asset Management, L.P. shall have converted no fewer than 130,703 shares of Xando Series C Preferred Stock owned by it into the number of shares of Xando Common Stock into which the same are permitted to be converted pursuant to the terms of Xando' s Certificate of Incorporation.

            Section 7.2 Additional Conditions to the Obligations of Xando and Sub. The obligations of Xando and Sub to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Cosi contained in this Agreement (without giving effect in any such representation or warranty to any materiality or the Cosi Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Closing with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date).

            (b) Agreements and Covenants. Cosi shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

            (c) Certificate. Xando shall have received a certificate of an executive officer of Cosi that the conditions set forth in paragraphs (a) and
(b) of this Section 7.2 have been satisfied.

            (d) Consents. Cosi shall have obtained all consents, approvals, releases or authorizations from, and Cosi shall have made all filings and registrations to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made by Cosi in order for Xando and Sub to consummate the Merger or issue shares of Xando Common Stock pursuant hereto, as applicable, unless the failure to obtain any of such consents, approvals, releases or authorizations or make any such filings or registrations would not, individually or in the aggregate, reasonably be expected to have a Cosi Material Adverse Effect.

            (e) Indemnification and Escrow Agreement. Jonathan M. Wainwright, Jr., as representative for the holders of Cosi Common Stock, Xando and the Escrow Agent shall have entered into the Indemnification and Escrow Agreement with Xando.

            (f) No Material Adverse Change. Since the date of this Agreement, no change or circumstance resulting in a Cosi Material Adverse Effect shall have occurred.

            (g) No Change In Cosi Common Stock. Since the date of this Agreement and, except as expressly contemplated by the terms hereof, Cosi shall not have altered in any way the number or class of the outstanding shares of Cosi Common Stock by reason of any (A) distribution, (B) reclassification, (C) stock split,
(D) combination of shares, (E) dividend declaration which is payable in stock thereon and which has a record date subsequent to the date hereof and prior to the Effective Time, or (F) other transaction which is similar to the foregoing.

            (h) FIRPTA Affidavit. Xando shall have received an affidavit of an executive officer of Cosi, sworn to under penalty of perjury, setting forth Cosi's name, address and federal tax identification number and stating that Cosi is not a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code and has not been a "U.S. real property holding corporation" at any time during the five years preceding the Closing (or such shorter period as may be specified by Section 897(c)(l)(A)(ii) of the Code).

            (i) Investor Representation Letters. Xando shall have received a signed agreement from each holder of Cosi Common Stock in form and substance substantially similar to Exhibit G attached hereto.

            Section 7.3 Additional Conditions to the Obligations of Cosi. The obligations of Cosi to consummate the Merger shall also be subject to the satisfaction or waiver of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Xando and Sub contained in this Agreement (without giving effect in any such representation or warranty to any materiality or Xando Material Adverse Effect standard, qualification or exception contained therein) shall be true at and as of the Closing with the same effect as though made at and as of such time (except for representations and warranties which speak as of a different date, which shall be true as of such date).

            (b) Agreements and Covenants. Each of Xando and Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

            (c) Certificate. Cosi shall have received a certificate of an executive officer of each of Xando and Sub that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

            (d) Consents. Xando shall have obtained all consents, approvals, releases or authorizations from, and Xando shall have made all filings and registrations to or with, any Person, including without limitation any Governmental Entity, necessary to be obtained or made by Xando in order for Cosi to consummate the Merger, unless the failure to obtain any such consents, approvals, releases or authorizations or make any such filings or registrations would not, individually or in the aggregate, be reasonably expected to have a Xando Material Adverse Effect.

            (e) [Intentionally Omitted]

            (f) No Material Adverse Change. Since the date of this Agreement, no change or circumstance resulting in Xando Material Adverse Effect shall have occurred.

            (g) No Change In Xando Common Stock. Since the date of this Agreement, except as specifically contemplated by the terms hereof, Xando shall not have altered in any way the number or class of the outstanding shares of Xando Common Stock by reason of any (A) distribution, (B) reclassification, (C) stock split, (D) combination of shares, (E) dividend declaration which is payable in stock thereon and which has a record date subsequent to the date hereof and prior to the Effective Time, or (F) other transaction which is similar to the foregoing.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

            Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided) as follows:

            (a) by mutual written consent of Xando and Cosi;

            (b) by either Xando or Cosi, if the Effective Time shall not have occurred on or before October 31, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) by either Xando or Cosi, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and non-appealable (but only if such Party shall have used its reasonable best efforts to cause such order, decree or injunction to be lifted or vacated);

            (d) by either Xando or Cosi, if (x) there shall have been a material breach by the other Party of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or
(b) (in the case of a breach by Cosi) or Section 7.3(a) or (b) (in the case of a breach by Xando), and (y) such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured immediately upon the receipt by the Party alleged to be in breach of written notice thereof;

            (e) (1) by Xando, (i) if Cosi has violated Section 5.3 or (ii) if the Board of Directors of Cosi or any committee of the Board of Directors of Cosi (A) shall have withdrawn, modified or amended in any manner adverse to Xando, the Cosi Merger Resolution, (B) shall have approved or recommended any Acquisition Proposal or Acquisition Transaction or (C) shall have resolved to take any of the actions specified in clauses (l)(ii)(A) or (l)(ii)(B) of this
Section 8.1(e), or (2) by Cosi (i) if Xando has violated Section 5.3 or (ii) if the Board of Directors of Xando or any committee of the Board of Directors of Xando (A) shall have withdrawn, modified or amended in any manner adverse to Xando, the Xando Amendment Resolution or Xando Merger Resolution, (B) shall have approved or recommended any Acquisition Proposal or Acquisition Transaction or
(C) shall have resolved to take any of the actions specified in clauses
(2)(ii)(A) or (2)(ii)(B) of this Section 8.1(e); and

            (f) by Xando, if more than 5% of the outstanding shares of Cosi Common Stock are Dissenting Shares.

            Section 8.2 Effect of Termination and Abandonment. In the event of the termination of this Agreement pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability on the part of any Party (or of any of its Representatives); provided, however, that (i) no such termination shall relieve any Party from any liability for damages resulting from any willful and intentional breach of this Agreement, and
(ii) this Article VIII, Sections 6.3 and 6.14, and Article IX shall survive such termination.

            Section 8.3 Amendment. This Agreement may be amended at any time before the Effective Time but only pursuant to a writing executed and delivered by Xando, Sub and Cosi.


                                   ARTICLE IX

                               GENERAL PROVISIONS

            Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement contained in this Agreement which by its terms contemplates performance after the Effective Time (including, without limitation, Section 6.15 hereof) or the provisions of the Escrow and Indemnification Agreement.

            Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the applicable Party at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

            (a)   if to Cosi:

                  242 West 36th Street, 12th Floor
                  New York, New York 10018
                  Attention:  Jay Wainwright
                  Telecopy No.:  (212) 653-1666

            with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York 10038
                  Attention:  Jonathan M. Wainwright
                  Telecopy No.:  (212) 504-6533

            (b)   if to Xando or Sub:

                  860 Canal Street
                  Stamford, Connecticut 06902
                  Attention:  Andrew Stenzler
                  Telecopy No.:  (203) 602-2215
            with a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  1 Liberty Plaza
                  New York, New York 10006
                  Attention:  Michael A. Gerstenzang
                  Telecopy No.:  (212) 225-3999

            Section 9.3 Certain Definitions; Interpretation. (a) For purposes of this Agreement, the following terms shall have the following meanings:

            (i)"Cosi Material Adverse Effect" means any material adverse change in or material adverse effect (x) on the business, results of operations, financial condition or prospects of Cosi (or its successor), or (y) that will prevent or materially impair Cosi's ability to consummate the Merger; provided, however, that a Cosi Material Adverse Effect shall not include changes or effects (1) relating to macroeconomic conditions or financial markets in general or (2) resulting from actions required to be taken by the terms of this Agreement.

            (ii) "Xando Material Adverse Effect" means any material adverse change in or material adverse effect (x) on the business, results of operations, financial condition or prospectus of Xando and its Subsidiaries taken as a whole, or (y) that will prevent or materially impair Xando's or Sub's ability to consummate the Merger or the issuance by Xando of shares of Xando Common Stock in accordance with the terms hereof; provided, however, that a Xando Material Adverse Effect shall not include changes or effects (1) relating to macroeconomic conditions or financial markets in general or (2) resulting from actions required to be taken by the terms of this Agreement.

            (iii) "affiliate" of a Person means a Person that directly or indirectly, controls, is controlled by, or is under common control with, the first mentioned Person.

            (iv) "control" (including the terms "controlled by" and "under common control with") means the possession of the power to direct or cause the direction of the management and policies of a Person, whether directly or indirectly, through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

            (v)"ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

            (vi) "knowledge" of any Party means the actual knowledge of the executive officers of that Party as of the date of determination.

            (vii) "Person" means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, entity or group (as defined in the Securities Exchange Act of 1934, as amended).

            (viii) "Subsidiary" of a Person means any corporation or other legal entity (A) which is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary or Subsidiaries), and (B) of which such Person (either alone or through or together with any other Subsidiary or Subsidiaries) (x) is the general partner or managing entity or (y) controls, directly or indirectly, at least a majority of the stock or other equity interests which are generally entitled to be voted by the holders thereof for the election of the board of directors (or others performing similar functions of such corporation or other legal entity).

            (b) When a reference is made in this Agreement to Articles, Sections, Disclosure Letters or Exhibits, such reference is to an Article or a Section of, or a Disclosure Letter or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

            Section 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            Section 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible such that the transactions contemplated hereby are fulfilled to the maximum extent possible.

            Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement and the Escrow and indemnification Agreement, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 6.6 (Indemnification; Directors' and Officers' Insurance) does not, and is not intended to, confer upon any Person other than the parties hereto any rights of remedies hereunder.

            Section 9.7 Assignment. This Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

            Section 9.8 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING LAWS RELATING TO THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF

THE STATE OF DELAWARE SHALL SPECIFICALLY AND MANDATORILY APPLY TO THE MERGER AND THE RIGHTS OF STOCKHOLDERS INCIDENT THERETO.

            (b) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND DELAWARE AND THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATES OF NEW YORK AND DELAWARE FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTION CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING HERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 9.2 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR DELAWARE OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATES OF NEW YORK OR DELAWARE AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

            Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       COSI SANDWICH BAR, INC.



                                       By:____________________________________
                                          Name:
                                          Title:


                                       XANDO, INCORPORATED



                                       By:____________________________________
                                          Name:
                                          Title:


                                       XANDO MERGER CORP.



                                       By:____________________________________
                                          Name:
                                          Title:

Agreed, acknowledged and executed as
of the date first written above, only as to Section 6.15 and Section 9.1 hereof



_________________________________
Jonathan M. Wainwright, Jr.



_________________________________
Andrew S. Wainwright

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       COSI SANDWICH BAR, INC.



                                       By:/s/ Jonathan Wainwright, Jr
                                          ------------------------------
                                          Name:
                                          Title:


                                       XANDO, INCORPORATED



                                       By:/s/ Andrew M. Stenzler
                                          -----------------------------
                                          Name:
                                          Title:


                                       XANDO MERGER CORP.



                                       By:/s/ Andrew M. Stenzler
                                          ------------------------------
                                          Name:
                                          Title:

Agreed, acknowledged and executed as
of the date first written above, only as to Section 6.15 and Section 9.1 hereof



/s/ Jonathan M. Wainwright, Jr.
-------------------------------
Jonathan M. Wainwright, Jr.



/s/Andrew S. Wainwright
---------------------------------
Andrew S. Wainwright